Exhibit 10.23

SUBLEASE

THIS SUBLEASE (“Sublease”) is entered into as of April 15th, 2011 (the “Signing Date”) between H5, a California corporation (“Sublessor”), and Lending Club Corporation, a Delaware corporation (“Sublessee”), with reference to the following facts:

A. Pursuant to that certain Lease dated December 11, 2007 (the “Original Lease”) (as amended by a First Amendment to Lease dated November 12, 2009 (the “First Amendment”) and a Second Amendment to Lease (the “Second Amendment”) (the Original Lease, as so amended, being referred to herein as the “Master Lease”), Forward One, LLC (“Landlord”) leased to Sublessor, as Tenant, approximately 53,411 rentable square feet (for purposes of this Sublease, the “Master Lease Premises”) located on floors 2, 3 and 5 of that certain building located at 71 Stevenson Street, San Francisco, CA (the “Building”).

B. Sublessee wishes to sublease from Sublessor, and Sublessor wishes to sublease to Sublessee that portion of the Master Lease Premises, known as Suite 300 and comprising the entirety of the Master Lease Premises located on the 3rd floor and consisting of approximately 18,221 rentable square feet, the outline of which is more particularly shown on Exhibit A (the “Subleased Premises”).

C. Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Master Lease.

NOW, THEREFORE, in consideration of the sublease of the Subleased Premises on the terms and conditions herein contained, the parties agree as follows:

1. Sublease of Subleased Premises Subject to Master Lease.

(a) Subject to Section 14 below, Sublessor hereby subleases to Sublessee and Sublessee hereby rents from Sublessor the Subleased Premises (as defined in Recital B above), on the terms and conditions set forth in this Sublease. The parties hereto agree that the rentable square footage of the Subleased Premises for purposes of this Sublease is deemed to be 18,221 rentable square feet.

(b) This Sublease is expressly subject and subordinate to the terms of the Master Lease, a copy of which has been provided to the Sublessee and is attached hereto as Exhibit B, and, subject to the limitations, exclusions and modifications set forth in this Sublease, the terms of the Master Lease are hereby incorporated into this Sublease by reference as additional terms between Sublessor and Sublessee with respect to the Subleased Premises. In all applicable provisions, for purposes of such incorporation the references to “Landlord” in the Master Lease will be deemed to refer to Sublessor (except that with respect to any references to the Building, Common Areas, the Parking Facility or similar areas within the Property which are, by their nature, the obligation of an owner of real property, and with respect to Section 3.2 of the Master Lease, references to “Landlord” shall refer to Landlord only); the references to “Tenant” will be deemed to refer to Sublessee (except with respect to any references to the performance of any obligations on the part of the “Tenant” with respect to the portions of the Master Lease Premises located on floors 2 and 5 of the Building); the reference s to “Lease” will be deemed to refer to this Sublease; the references to “Premises” will be deemed to refer to Subleased Premise (except with respect to any specific reference to the portions of the Premises located on floors 2 and 5 of the Building); the reference to “Term” shall mean the Sublease Term; the references to the “Commencement Date” will be deemed to refer to the “Sublease Commencement Date”; the references to the “Expiration Date” will be deemed to refer to the “Sublease Expiration Date”; and references to “Rent” shall mean all Sublease Base Rent and Sublessee’s Share of Additional Rent payable under Section 3.2 of the Master Lease and other costs and charges payable under this Sublease by Sublessee to Sublessor. Except as otherwise expressly set forth in this Sublease, Sublessee hereby agrees to perform all obligations and covenants of “Tenant” under the Master Lease with respect to the Subleased Premises accruing during the Sublease Term for the benefit of Sublessor and Landlord.

(c) Notwithstanding anything to the contrary herein, the following Sections of the Master Lease will not be incorporated as terms of this Sublease between Sublessor and Sublessee:

(i) Original Master Lease: Basic Lease Information (except for the definitions of Business Hours and Business Days, as applicable); Section 1.1 (“Leasing of the Premises”); Section 1.3 (“Parking”); Section 2 (“Term; Possession”); Section 3.1 (“Base Rent”); Section 4 (“Security Deposit”); Sections 6.1 (except for the provisions regarding Minor Changes), 6.4 and 6.7 (“Tenant Improvements and Alterations”); Section 7.3 (“Reservations by Landlord”); Section 9.5 (“Telecommunications”); Section 11.2 (Landlord’s Insurance); Section 12 (“Damage or Destruction”); Section 13 (“Condemnation”); Section 14.7 (“Landlord’s Right to Space”); Section 18 (Entry, Inspection and Closure); Section 20 (Encumbrances): Section 21 (“Estoppel Certificates and Financial Statements”); Section 25 (“Security Measures”); Section 28 (“Landlord’s Liability”); Section 31 (“Brokers”); the reference to “Section 28” in Section 34 (“Miscellaneous”); Exhibits A1 and A2 (“Initial Premises and “Must-Take Space”); Exhibit B (“Work Letter Agreement”):

(ii) the First Amendment;

(iii) the Second Amendment.

If any incorporated provision of the Master Lease cross-references a provision of the Master Lease which is not incorporated in this Sublease, such cross-referenced Master Lease provision shall be disregarded except to the extent required for a fair and equitable interpretation of the incorporated Master Lease provision. In addition, as between Sublessor and Sublessee, if there is any express conflict between the terms of the Sublease and the terms of the Master Lease, the terms of the Sublease will govern and control.

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(d) In addition to the foregoing exclusions from the Master Lease, the follows terms shall apply with respect to the application of the Master Lease as between Sublessor and Sublessee, and Sublessee shall not be deemed to have assumed any obligations of Tenant under the Master Lease to the extent excluded from Sublessee’s responsibility:

(i) Sublessee will not be liable for any damages to the Subleased Premises to the extent arising out of the acts or omissions of Sublessor or any third party prior to the Sublease Commencement Date, whether or not such damages are discovered before or after the Sublease Commencement Date.

(ii) Sublessee shall not be liable for any Hazardous Materials existing in the Subleased Premises prior to the Sublease Commencement Date, or introduced to the Subleased Premises or the Property by Sublessor, whether or not such Hazardous Materials are discovered before or after the Sublease Commencement Date.

(iii) Sublessee shall not be responsible for the removal from the Subleased Premises of any Alterations constructed by or on behalf of Sublessor.

(iv) Sublessee shall not be responsible for paying any “Tenant’s Taxes” under the Master Lease attributable to Sublessor’s personal property.

(v) Sublessor shall have no liability to Sublessee with respect to any representations or warranties made by the Landlord under the Master Lease, or any indemnification obligations of the Landlord under the Master Lease (except to the extent incorporated herein, including Section 10.1 of the Master Lease), or any obligations or liabilities of the Landlord under the Master Lease with respect to compliance with laws, condition of the Subleased Premises, access to Common Areas, changes in Operating Expenses, or any Hazardous Materials. In any case where “Tenant” is required to indemnify, defend, release, exculpate or waive claims against “Landlord,” such indemnity, defense, release, exculpation and waiver shall be binding on Sublessee only if and to the extent arising or attributable to Sublessee’s use and occupancy of the Subleased Premises, shall be deemed to run in favor of both Landlord and, to the extent incorporated herein, to Sublessor, and shall survive the expiration or earlier termination of this Sublease.

(vi) Sublessor is not and shall not be required to render any Building services or utilities of any kind whatsoever to Sublessee or to perform any obligation of Landlord under the Master Lease to maintain any portion of the Subleased Premises or to make repairs, restoration, improvements or alterations to the Subleased Premises. In addition, Sublessor shall not be liable to Sublessee for any default or failure on behalf of the Landlord under the Master Lease in the performance or nonperformance by the Landlord of any of its covenants and obligations under the Master Lease. Notwithstanding the foregoing, in the event of any default or failure of such performance by Landlord during the Sublease Term, Sublessor agrees that it will, upon notice from Sublessee, make demands upon Landlord to perform its obligations under the Master Lease and diligently pursue Sublessor’s rights as Tenant under the Master Lease with respect to any Landlord defaults or failures to perform that relate to the use or occupancy of the Subleased Premises. Sublessor, however, shall have no obligation to sue Landlord on Sublessee’s behalf or to terminate the Master Lease as a result of any such default or failure by Landlord, and Sublessee shall have no right to sue or take any action against Landlord in Sublessor’s name. Nothing herein shall be deemed to waive Sublessee’s rights of constructive eviction under applicable law in the event a default by Landlord under the Master Lease renders the Subleased Premises unusable for the conduct of Sublessee’s business operations therein (provided, however, the exercise of such remedy shall not entitle Sublessee to assert any monetary damages against Sublessor as a result of such Landlord default).

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(e) With respect to any approval or consent required to be obtained from Landlord under the Master Lease, such approval or consent must be obtained from both Landlord and Sublessor; provided that Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed.

(f) In the event that, during the Sublease Term, Sublessor receives an abatement of Rent under the Master Lease in the event of a casualty or condemnation, as a result of a service interruption pursuant to Section 9.3 of the Master Lease, or as otherwise expressly provided for in the Master Lease, and such event affects the Subleased Premises, Sublease Rent shall also be abated in proportion to the area of the Subleased Premises affected and the portion of the remainder of the Master Lease Premises so affected.

2. Term.

(a) Subject to satisfaction of the Landlord Consent Contingency (as such term is hereinafter defined), the term of this Sublease will commence on the earlier of (i) May 1, 2011 (the “Scheduled Sublease Commencement Date”), and (ii) the Sublessor Relocation Date (as such term is hereinafter defined), and shall expire on June 30, 2017 (the “Sublease Expiration Date”), such period being referred to herein as the “Sublease Term”, unless terminated earlier pursuant to the terms of this Sublease or otherwise by consent of the Landlord, Sublessor and Sublessee. Except as provided in Sections 2(b), 3(a) and 14, no delay in delivery of possession of the Subleased Premises shall affect the validity of this Sublease or entitle Sublessee to terminate this Sublease (and the actual date of commencement of the term of this Sublease is herein referred to as the “Sublease Commencement Date”).

(b) Notwithstanding anything to the contrary in the foregoing, if Sublessor is unable to (i) cause to be satisfied the Landlord Consent Contingency in accordance with the terms of Section 14 of this Sublease by April 15, 2011, and (ii) relocate Sublessor’s business operations from the Subleased Premises and deliver exclusive possession of the Subleased Premises to Sublessee by eleven (11) days from the Early Access Date (as such term is hereinafter defined) (with the actual date of delivery of exclusive possession of the Subleased Premises to Sublessee following the Early Access Date as herein provided being referred to as the “Sublessor Relocation Date”), then in the case of the failure of either contingency, Sublessee, as its sole and exclusive remedy, shall have the right to terminate this Sublease by written notice given to Sublessor, which notice shall be deemed effective five (5) business days following the delivery thereof unless prior to the expiration of said five (5) business day period Sublessor causes the Landlord Consent Contingency to be satisfied and/or relocates its business operations from the Subleased Premises and deliver exclusive possession of the Subleased Premises to Sublessee, as the case may be.

(c) Notwithstanding anything to the contrary in Section 2(a) above, Sublessee will have the right to terminate this Sublease effective May 1, 2014, on no less than nine (9) months written notice to Sublessor. There shall be no termination penalty. For the avoidance of doubt, if the Sublessee has not delivered notice of termination by close of business on July 31, 2013, this right will terminate entirely and the Sublease Term shall remain in full force and effect for the period provided in Section 2(a) above.

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(d) Sublessor will maintain the Master Lease in full force and effect during the Sublease Term, subject to Landlord’s rights to terminate the Master Lease in the event of partial or total damage, destruction or condemnation of the Master Lease Premises or the Building or the Project of which the Master Premises are a part, and Sublessor will not amend or otherwise modify the Master Lease in a manner that could reasonably be expected to adversely affect the Subleased Premises, Sublessee’s use or occupancy thereof or Sublessor’s or Sublessee’s rights or obligations under this Sublease. Sublessor covenants and agrees not to voluntarily terminate the Master Lease prior to the Sublease Expiration Date; provided that if the Master Lease gives Sublessor any right to terminate the Master Lease on the partial or total damage, destruction or condemnation of the Premises or the Building or Project of which the Premises are a part, the exercise of this right by Sublessor will not constitute a default or breach hereunder.

3. Condition of Premises; Delivery of Premises; Use.

(a) Subject to satisfaction of the Landlord Consent Contingency, beginning on the later of (i) the first business day following the satisfaction of the Landlord Consent Contingency, and (ii) April 15, 2011 (the later of said dates being referred to herein as the “Early Access Date”), Sublessor shall allow Sublessee access to the Subleased Premises for the purpose of storing furniture and performing telecommunications cabling installation (including installation of Sublessee’s phone system, so long as such installation does not result in an interruption in or disconnection of the voice and data system installed and utilized by Sublessor in the Subleased Premises). Sublessee acknowledges that Sublessor may not have vacated the Subleased Premises as of the Early Access Date. In consideration thereof, Sublessor may limit the type of work to be performed by Sublessee and the manner of storage of any furniture and equipment so as to not to unreasonably interfere with Sublessor’s business operations in the Subleased Premises until Sublessor relocates its business operations from the Subleased Premises.

(b) Sublessor will deliver the Subleased Premises to Sublessee broom cleaned and otherwise strictly in its “as is” condition and “with all faults.” However, Sublessor represents that, to its actual knowledge, the electrical, plumbing, HVAC and other building systems and equipment serving the Subleased Premises are in good working order and condition, there are no existing violations of law existing in the Subleased Premises, and no Hazardous Materials are present on the Subleased Premises, and covenants that the foregoing shall be true as of the Early Access Date. Sublessee, by acceptance of possession of the Subleased Premises, conclusively acknowledges that it has satisfied itself as to the condition of the Subleased Premises, subject to Sublessor’s completion of the Sublessor’s Work.

(c) Sublessee acknowledges that Sublessor has not agreed to make or allow Sublessee to make any Alterations in the Subleased Premises; Sublessor’s consent to any Alterations performed by Sublessee will not be unreasonably withheld. Any and all Alterations that Sublessee wishes to make shall be made in accordance with the terms of the Master Lease. Sublessee shall be responsible for any fees charged by Landlord pursuant to Section 6.4 of the Master Lease with respect to Alterations performed by Sublessee.

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(d) Sublessor will make available to Sublessee for use during the entire Sublease Term, the furniture and equipment inventoried in Exhibit C (the “Third Floor Inventory”); Sublessor represents to Sublessee that Sublessor owns the Third Floor Inventory free and clear of any claims of third parties. Sublessee shall maintain such furniture and equipment in good condition and repair throughout the Sublease term, and shall return the same upon expiration or earlier termination of the Sublease Term in the same good working order and condition as received, reasonably wear and tear excepted. At the expiration of the Sublease Term, Sublessee, at Sublessee’s option, will have the right to purchase some or all of the Third Floor Inventory for a purchase price of $1.00, in which event Sublessor shall provide Sublessee with a mutually acceptable bill of sale, transferring ownership of the applicable portion of the Third Floor Inventory to Sublessee, on an “as-is” basis (subject to Sublessor’s representation that such transfer is made free and clear of any third party claims or liens.)

(e) Sublessee will use the Subleased Premises solely for general office purposes as identified in the Master Lease and for no other use without the prior written consent of each of Sublessor and Landlord.

(f) Without limiting the generality of the terms of Section 7.1 of the Master Lease (the terms of which are incorporated into this Sublease as obligations of Sublease), Sublessee acknowledges that the Subleased Premises includes customized lighting fixtures for which Landlord does not replace the light bulbs, and that the floors include hard wood floors that require periodic cleaning and polishing to maintain their upkeep in good condition. Provided Sublessor provides Sublessee with the specifications and/or the manufacturer’s recommendations for materials/methods to be used, Sublessee agrees to assume such obligations as part of Sublessee’s obligations under this Sublease. Sublessor shall leave in the Subleased Premises for use by Sublessee Sublessor’s existing stock of light bulbs and any cleaning materials used by Sublessor.

(g) Custom signage at the entrance to the Subleased Premises will be at Sublessee’s cost and subject to the prior written approval of Sublessor (which will not be withheld if Landlord’s consent is granted) and Landlord. In addition, Sublessor will contact Landlord to arrange for the placement of Sublessee’s name and suite number in the Building lobby directory. Any cost thereof shall be for the sole account of, and shall be paid by, Sublessee within thirty (30) days after delivery of an invoice for such charges.

(h) Subject to Landlord’s prior consent in accordance with the terms of the Master Lease, Sublessor shall assign to Sublessee three (3) of the parking passes allocated to Sublessor under Section 1.3 of the Master Lease. Sublessee’s parking rights shall be subject to Section 1.3 of the Master Lease, but as between Sublessor and Sublessee, Sublessor shall not have any of the obligations of “Landlord” set forth in said Section 1.3.

(i) The Building’s current after-hours charge for Building HVAC is $250/hour with a four-hour minimum charge. For fan use only, the Building’s current after-hours charge is $150/hour. Sublessee acknowledges and agrees to pay any incremental costs attributed to the Building’s coverage of increased HVAC costs as subject to Section 5 of this Sublease. Sublessee acknowledges and agrees that there is no free after-hours HVAC usage under the Master Lease and that Sublessee will pay for HVAC consumed at the Subleased Premises on Building

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recognized holidays (i.e., those days which are not Business Days). Additionally, Sublessee acknowledges and agrees that the Subleased Premises draws on power from Building electrical transformers as well as a supplemental electrical transformer. The supplemental electrical transformer as well as any supplemental cooling unit supplying additional cooling are operated and maintained outside the standard electrical usage for the Building and are metered separately. Sublessee will be responsible for the cost of scheduled and incidental maintenance and all charges associated with the use of this supplemental equipment during the Sublease Term.

(j) Sublessee will be provided the use of one of Sublessor’s security systems serving the Subleased Premises, which will be completely separate from that of the Sublessor or Landlord and which Sublessee shall maintain, at Sublessee’s expense. Sublessor, at Sublessor’s sole cost, shall cause such security system to be separated from Sublessor’s other security systems, so as to exclusively serve the Subleased Premises, and shall be the party responsible for issuing key cards to Sublessee for the security system. Sublessee shall reimburse Sublessor for all key cards, at Sublessor’s actual costs, and Sublessee shall be responsible for maintaining the security system in good operating order and condition (in accordance with manufacturer’s warranties and specifications, as provided to Sublessee from Sublessor) at Sublessee’s sole cost and expense. Sublessee acknowledges that the security system to the Subleased Premises is separate from the access system provided by Landlord to the building lobby, and that a separate key card may be required to provide Sublease access to the Building lobby (which shall be provided at the expense of Sublessee); provided, however, Sublessor will, in good faith, attempt to provide Sublessee with a single card key that provides access to the Building lobby and to the Subleased Premises.

(k) If and to the extent that Sublessor incurs any costs or expenses under the Master Lease which is the responsibility of, or attributable to Sublessee hereunder, (i.e.. if Landlord bills Sublessor for any after-hours HVAC usage requested by Sublessee), Sublessor will promptly bill such amounts to Sublessee without upcharge and Sublessee will remit payment with the next payment of Base Rent hereunder that is due and payable at least 30 days after Sublessee’s receipt of such bill.

4. Sublease Rent.

(a) During the period of the Sublease Term commencing on the later of Scheduled Sublease Commencement Date or fifteen (15) days following the Early Access Date (the “Rent Commencement Date”), Tenant shall pay Sublessor base monthly rent for the Subleased Premises (the “Sublease Base Rent”), payable monthly in advance on the first day of each and every calendar month during the Sublease Term, in the amounts set forth below:

Period of Sublease Term	Annual Sublease Base Rent per Rentable Square Foot	Monthly Sublease Base Rent
Rent Commencement Date – 4/30/2012	$25.00	$37,960.42
5/1/2012 – 4/30/2013	$26.00	$39,478.83
5/1/2013 – 4/30/2014	$27.00	$40.997.25
5/1/2014 – 4/30/2015	$28.00	$42,515.67
5/1/2015 – 4/30/2016	$29.00	$44,034.08
5/1/2016 – 4/30/2017	$30.00	$45,552.50
5/1/2017 – 6/30/2017	$31.00	$47,070.91

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Sublessee will remit the Base Rent by check directly to Sublessor, c/o Accounts Receivable, 71 Stevenson Street, 12th floor, San Francisco, CA 94105.

(b) Sublease Base Rent and any additional rent payable under Section 5 of this Sublease for any partial month during the Sublease Term, if any, shall be prorated on a per diem basis based on the actual number of days in the month. If at any time Landlord requires Sublessee to pay any Rent due hereunder directly to Landlord, any amount so paid by Sublessee to Landlord shall be credited against Rent payable hereunder. As used herein. the term “Rent” shall mean and refer to Basic Monthly Rent, any additional rent payable under Section 5 of this Sublease, and any and all other charges payable by Sublessee under this Sublease, including any charges deemed Rent incorporated herein by reference to the Master Lease.

5. Operating Expenses. Commencing on January 1, 2012, Sublessee shall pay Sublessor, as additional rent, an amount equal to Sublessee’s Share (defined below) of the excess of (a) all Additional Rent payable by Sublessor under Section 3.2 of the Original Master Lease with respect to the Master Lease Premises for the applicable calendar year (commencing with calendar year 2012), over (b) all Additional Rent payable by Sublessor under Section 3.2 of the Original Master Lease with respect to the Master Lease Premises for calendar year 2011 (the “Sublease Base Year”). “Sublessee’s Share” shall mean the rentable area of the Subleased Premises divided by the rentable area of the Master Lease Premises, which the parties agree is 34.11%. To the extent excess Operating Costs and Taxes (as said terms are defined in the Master Lease) are payable on a monthly estimated basis under the Master Lease, Sublessee’s Share with respect thereto shall be paid as and when Sublease Base Rent is due in an amount based on Landlord’s estimates and Sublessor’s reasonable and good faith determination of Sublessee’s Share thereof based on such Landlord’s estimates. Upon any reconciliation or adjustments of estimated and actual Operating Costs and Taxes by Landlord, Sublessor will promptly deliver to Sublessee a copy of such reconciliation and the corresponding Operating Costs and Taxes hereunder shall be adjusted between Sublessor and Sublessee (with appropriate reimbursements or additional payments) within thirty (30) days after delivery to Sublessee of any reconciliation or adjustment statement from Landlord and Sublessor’s reasonable and good faith determination of Sublessee’s Share of any such adjustments. Sublessor shall deliver a true and complete copy of Landlord’s statements of any estimated or actual Additional Rent due under the Master Lease (and any subsequent adjustments thereto), along with Sublessor’s reasonable and good faith determination of Sublessee’s Share with respect thereto, within five (5) business days after receipt of Landlord’s statement. Sublessor shall, reasonably and in good faith, review any objections to any Landlord statement submitted by Sublessee to Sublessor within the review period under Section 3.2(b)(3) of the Original Master Lease and, in Sublessor’s reasonable and good faith discretion shall submit such objections to Landlord within such time period. As between Sublessor and Sublessee, Sublessee shall have the review rights under Section 3.2 of the Original Master Lease (as incorporated herein), but only with respect to Sublessor’s determination of Sublessee’s Share of the Additional Rent determined by Landlord. Notwithstanding anything in the Master Lease or this Sublease to the contrary, for the purpose of calculating the amounts used to calculate Sublessee’s Share of Operating Costs and Taxes under this Section 5 during the Sublease Term, in the event that Landlord elects to pay Sublessor the Proposition 13 Purchase Price (as defined in Section 3.2(d)(3) of the Master Lease) in lieu of

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excluding the “Proposition 13 Protection Amount” from Taxes, Sublessor shall have the right to retain 100% of the Proposition 13 Purchase Price, and for purposes of this Sublease, Sublessee’s Share of Taxes shall continue to be calculated by excluding any portion of a Tax Increase relating to any Reassessment during the initial 7-year Term of the Master Lease. Subject to Sublessor’s obligations set forth in this Section 5, as between Sublessor and Sublessee, Sublessor shall have the sole right to object to any items shown on any Landlord statement, and such statement shall be final and binding on Sublessee if and to the extent Sublessor approves of such statement.

6. Security Deposit and Other Collateral.

(a) As and for a security deposit for this Sublease, Sublessee will deliver to Sublessor a cash security deposit in the amount of $40,000. The security deposit is due and payable immediately upon the Sublessee’s execution of this Sublease. Sublessor will deposit the security deposit in its general bank account and will have no obligation to accrue or pay to Sublessee interest on such deposit. The security deposit is security for performance of Sublessee’s obligations under this Sublease. If Sublessee defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Rent, and such default continues after any applicable notice and cure period under this Sublease, Sublessor, without prejudice to any other right or remedy it may have, may use, apply or retain all or any part of the security deposit for the payment of any Rent or any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee’s default, to repair damages to any part of the Subleased Premises or the Building, to clean the Subleased Premises or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee’s default, and Sublessee shall pay to Sublessor, within ten (10) business days of demand, an amount sufficient to replenish the security deposit to its original amount. Within 30 days after the end of the Sublease Term, so long as Sublessee is not in default of its obligations hereunder, Sublessee will return the unapplied balance of the security deposit to Sublessee. Sublessee waives the provisions of California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all similar laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context, to the extent the same limit the rights of Sublessor to apply the security deposit under this Sublease, it being agreed that the terms of this Section 6(a) shall govern Sublessee’s right to apply the security deposit.

(b) In addition to the security deposit, concurrently with the execution of this Sublease, Sublessee shall deliver to Landlord a letter of credit in favor of and for the benefit of Landlord, and in a form and from a bank reasonably acceptable to Landlord, in the amount of $160,000.00 (the “Letter of Credit”). The Letter of Credit shall provide that Landlord is entitled to draw thereon, without notice, upon delivery to the issuing bank (with a copy to Sublessee) of a certification executed by an authorized officer of Landlord stating that either: (i) this Sublease is in effect and an LOC Forfeiture Event (as that term is hereinafter defined) has occurred, or (ii) this Sublease has been terminated as a consequence of the occurrence of an Event of Default by Sublessor, as Tenant under the Master Lease, Landlord has recognized Sublessee as a direct tenant under the terms of the Sublease, and a default has occurred (following the expiration of any applicable notice and cure period) by Sublessee, as the direct tenant of Landlord under this Sublease or any successor lease between Landlord and Sublessee (such default being referred to herein as the “Recognition Lease Event of Default”). The proceeds from any draw may be used

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by Landlord to cure the LOC Forfeiture Event or the Recognition Lease Event of Default of Sublessee, as the case may be. As used herein the term “LOC Forfeiture Event” shall mean and refer to an Event of Default by the Tenant under the Master Lease that is attributable to or results from an Event of Default by Sublessee under this Sublease (including, without limitation, a default under the Master Lease attributable to the act or omission of Sublessee with respect to the Subleased Premises). It is the intent of the foregoing provision that Landlord shall not be entitled to draw on the Letter of Credit due to an Event of Default by Sublessor, as Tenant under the Master Lease, following or in order to cure an Event of Default by Sublessor, as Tenant under the Master Lease, which is not attributable to an Event of Default by Sublessee under this Sublease (the LOC Forfeiture Event). In no event shall any default of Landlord with respect to the draw or failure to return the Letter of Credit be deemed a default under this Sublease or entitle Sublessee to any offset, deduction or abatement under this Sublease. The Letter of Credit shall provide for automatic renewals thereof for the entire Sublease Term (or authorize a draw thereon by Landlord prior to the expiration for failure to renew by the issuing bank). Following the expiration or earlier termination of this Sublease, other than following an LOC Forfeiture Event, Landlord shall be obligated to return the Letter of Credit (or the cash proceeds thereof) to Sublessee. Sublessee acknowledges that the delivery of the Letter of Credit will result in a reduction in the security deposit held by Landlord from Sublessor, as Tenant under the Master Lease, and is supported by valuable consideration under this Sublease, that has been separately bargained for by Sublessee.

7. Entry. Sublessor reserves the right, and shall at all reasonable times after at least twenty-four (24) hours prior notice have the right, to enter the Subleased Premises to inspect the Premises, to show the Premises to prospective subtenants (if Sublessee notifies Sublessor of Sublessee’s intent to terminate as provided in Section 2(c) above or following an Event of Default by Sublessee under this Sublease), or to perform obligations of Sublessor hereunder, without any abatement of Rent; provided, however, that Sublessor shall use reasonable efforts to minimize any interference with Tenant’s business, and in the event such entry has a material adverse effect on Tenant’s business in the Subleased Premises for more than three (3) business days, Tenant shall receive an abatement of all Rent due and payable under this Sublease for each day of such interference after such three (3) business day period.

8. Insurance; Waiver of Subrogation. Without limiting any other provision of this Sublease, during the Sublease Term, Sublessee will comply with the insurance coverage requirements of “Tenant” under the Master Lease and will name each of Sublessor and Landlord as additional insureds on its liability insurance policy with respect to the Premises, provided that Tenant shall not be required to carry property insurance on the 3rd Floor Inventory or any Trade Fixtures or personal property of Sublessor. Sublessee will provide Sublessor with certificate(s) of insurance, evidencing Sublessee’s requisite insurance coverage under the Master Lease, on or before the Early Access Date. For purposes of Section 11.3 of the Master Lease (Waiver of Subrogation), as incorporated into this Sublease, the waiver of subrogation, as applicable to Sublessee, shall also apply to the Landlord and, as between Sublessor and Sublessee and any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under valid and collectable policies of insurance. Sublessor shall use diligent efforts to cause Landlord’s consent to this Sublease to confirm such agreement as binding on Landlord. Sublessor shall have no right to independently require any increase in or change to Sublessee’s insurance coverage unless and to the extent Landlord has similarly required such change pursuant to the terms of Section 11.1(d) of the Original Master Lease.

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9. Casualty and Condemnation.

(a) In the event of a fire or other casualty in the Subleased Premises, the Common Area or any other portion of the Building (a “Casualty”) where Sublessee’s access to and/or occupancy of the Subleased Premises is materially affected, the Sublease Base Rent and Sublessee’s Share of Operating Costs and Taxes shall be proportionately abated to the extent and for such period that the Casualty or the damage resulting therefrom prevents Sublessee from conducting its ordinary business operations in the Subleased Premises, but only to the extent Sublessor receives rent abatement from Landlord under the Master Lease and then only to the extent that the proportionate share of rentable square footage of the Subleased Premises bears to the total Master Lease Premises rendered unfit for occupancy. If the time estimated by the Landlord to repair or restore the Subleased Premises or any portion of the Building necessary for Sublessee’s occupancy exceeds ninety (90) days, Sublessee may, in its sole discretion, elect to terminate this Sublease within thirty (30) days after the Landlord’s notice or determination of repairs, in which event the date of such termination of this Sublease shall be deemed the last day of the Sublease Term. If Sublessee does not elect to terminate this Sublease, Sublessor, if and to the extent it is entitled to do so under the Master Lease following a Casualty, may elect to terminate the Master Lease in its sole discretion. If neither the Landlord or Sublessor elect to terminate the Master Lease or Sublessee does not elect to terminate this Sublease, the obligation to restore the Subleased Premises shall be borne by the Landlord, and not Sublessor, on the terms and conditions of the Master Lease (and Sublessor’s sole obligation shall be to restore any Alterations constructed within the Subleased Premises prior to the Sublease Commencement Date, the improvements Sublessor has agreed to construct and/or provide pursuant to Sublessor’s Work and the 3rd Floor Inventory).

(b) If all or any portion of the Subleased Premises is taken by any governmental agency with the power of condemnation, Sublessee shall have the right to terminate this Sublease by written notice to Sublessor at any time following receipt of said notice of condemnation or taking, and effective as of the earlier of the date of said taking or sixty (60) days from the notice of termination given by Sublessee. If Sublessee does not elect to terminate this Sublease prior to the taking, this Sublease shall remain in effect but this Sublease shall terminate as to the portion of the Subleased Premises so taken and Sublease Base Rent and Sublessee’s Share of Operating Costs and Taxes shall be proportionally adjusted based on the remaining portion of the Subleased Premises.

10. Default.

(a) If Sublessee shall at any time be in default in the payment of Rent or of any other sum required to be paid by Subtenant under this Sublease, or in the performance of or compliance with any of the terms, covenants, conditions or provisions under this Sublease or the Master Lease as incorporated herein, in each case following notice and the passage of the Applicable Grace Period (as hereinafter defined) the same shall be deemed an “Event of Default.” Upon any Event of Default by Sublessee under this Sublease, Sublessor may exercise any and all rights granted to Landlord from an Event of Default under the Master Lease, to the

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extent incorporated herein. Sublessee acknowledges that any Event of Default by it under this Sublease may constitute an Event of Default by Sublessor as Tenant under the Master Lease, and that Sublessee’s liability to Sublessor shall include, but not be limited to, any damages or liabilities incurred by Sublessor to Landlord under the Master Lease. As used herein, the term “Applicable Grace Period” shall mean the applicable grace period designated in Section 15.1 of the Master Lease prior to the declaration of an “Event of Default” by Landlord thereunder, less, in the case of an event described in Section 15.1(g) of the Master Lease, two (2) business days; provided, however, if no grace period is provided for prior to the declaration of an “Event of Default” under the Master Lease, there shall be deemed to be no Applicable Grace Period.

(b) If Sublessor shall be in default in the performance of any of its obligations hereunder, or under the Master Lease, but in the latter case only to the extent such default directly affects the Subleased Premises and is not attributable to an Event of Default by Sublessee under this Sublease, Sublessee may (but shall not be obligated to do so), cure such default on behalf of Sublessor. In such event, Sublessor shall reimburse Sublessee within thirty (30) days following demand, for any costs incurred by Sublessee in curing said defaults; amounts past due will bear interest at the Interest Rate from the date due until the date paid. Without limiting the generality of the foregoing, if an Event of Default by Sublessor under the Master Lease, not attributable to an Event of Default by Sublessee under this Sublease, results in a termination of this Sublease, Sublessor shall be liable to Subtenant for any damages or costs incurred by Sublessee as a result of such termination. Notwithstanding anything to the contrary in this Paragraph, Sublessor shall have no liability to Sublessee resulting from a termination of this Sublease, if Landlord recognizes Sublessee’s rights under this Sublease as a direct tenant of Landlord as contemplated by Section 14 of this Sublease.

11. Assignment and Subletting. Sublessee may only transfer, assign or sublet this Sublease, the Subleased Premises or any portion thereof in full compliance with Section 14 and any other relevant provisions of the Original Master Lease (provided that Section 14.7 of the Original Master Lease shall not apply as between Sublessor and Sublessee). For the avoidance of, doubt, except as set forth in Section 14.9 of the Original Master Lease with respect to “Permitted Transfers”, Sublessee may not transfer, assign or sublet this Sublease, the Subleased Premises or any portion thereof without Sublessor’s and Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing provisions of this Section 11 to the contrary, Tenant may, directly or indirectly, transfer shares of equity interests in Tenant (including, without limitation, the issuance of treasury stock, the creation or issuance of a new class of stock, in connection with an offering of equity securities) without the necessity of Landlord’s or Sublessor’s consent, and any transaction shall not be deemed an assignment for the purposes of this Sublease.

12. Quiet Enjoyment.

(a) Provided that an Event of Default on the part of Sublessee does not exist hereunder, Sublessee shall have the quiet possession of the Subleased Premises throughout the Sublease Term.

(b) Sublessor covenants and agrees to deliver to Sublessee copies of any and all notices or other correspondence received by Sublessor from Landlord affecting the Subleased Premises, including any notices of default under the Master Lease, within three (3) business days after receipt.

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13. Representations. Sublessor hereby represents and warrants to Sublessee that (a) the Master Lease is in full force and effect and attached hereto as Exhibit B is a true, complete and correct copy thereof and (b) (i) there exists no Event of Default on the part of Sublessor or, to Sublessor’s actual knowledge, Landlord under the Master Lease, (ii) there exists no event which, with notice and/or the passage of time would constitute and Event of Default under the Master Lease.

14. Execution and Consent.

(a) This Sublease shall be binding on the parties as of the Signing Date, provided that the effectiveness hereof is expressly conditioned upon the written consent of Landlord in accordance with Section 14 of the Original Master Lease (which Sublessor acknowledges must include the requirement that Landlord agree, in the event of a termination of the Master Lease, to recognize Sublessee as Landlord’s direct tenant, as to the Subleased Premises only, on the terms of the Master Lease, but giving effect to and incorporating the Base Rent and Sublease Term (including early termination rights) contained in this Sublease, in form and substance reasonably satisfactory to Sublessee) (the “Landlord Consent Contingency”). Sublessor shall diligently seek to achieve the Landlord Consent Contingency.

(b) Any fees payable under the Master Lease in connection with Landlord’s consent to this Sublease shall be for the account of Sublessor.

(c) Sublessee acknowledges that the Landlord has the right to terminate the Master Lease within twenty (20) Business Days following Sublessor’s request for Landlord’s consent to this Sublease. Any such exercise of Landlord’s recapture right shall not impose any liability on the part of Sublessee under this Sublease. This Sublease shall automatically terminate upon the exercise by Landlord of such recapture right, and Sublessor shall immediately return to Sublessee all deposits and prepaid rent paid to Sublessor by Sublessee in connection with this Sublease.

(d) Execution and delivery of this Sublease by Sublessee to Sublessor shall, in consideration of the time and expense incurred by Sublessor in preparing this Sublease and in contacting Landlord to obtain Landlord’s consent thereto, constitute an irrevocable offer by Sublease to lease the Subleased Premises upon the terms and conditions set forth herein for three (3) business days following the date of delivery).

15. Brokerage. Sublessor will pay to Cornish & Carey Commercial Newmark Knight Frank, a licensed real estate broker (the “Broker”), a fee of $2.00/rentable square foot/year for months one (1) through thirty-six (36) ($109,326) of the Sublease Term (the “Brokerage Fee”), payable 100% upon all parties’ execution of this Sublease (including the satisfaction of the Landlord Consent Contingency), and Sublessee’s payment of all sums due to Sublessor (i.e., the first (1st) month’s Sublease Base Rent and the security deposit). Additionally, if the Sublessee’s option to terminate expires on July 31, 2013, and only upon such expiration, Sublessor shall pay to the Broker an additional Brokerage Fee of $2.00/rentable square foot/year for months thirty-seven (37) through seventy-four (74) of the Sublease Term ($115,399.66), payable 100% upon expiration of the option to terminate.

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16. Time of Essence and Severability. Time is of the essence in this Sublease and with regard to all provisions herein contained. If any provision hereof shall be found to be illegal, void or unenforceable, this Sublease shall be construed as if said provisions were not herein contained, so as to give full force and effect, as nearly as possible, to the original intent of the parties hereto.

17. Governing Law, Entire Agreement, Amendment; Notice Addresses. This Sublease will be governed and construed in accordance with the laws of the State of California, excluding its conflict of law rules. This Sublease sets forth the entire understanding and agreement of the parties as to the Subleased Premises and may only be amended in a writing signed by Sublessor and Sublessee. The parties are entering into this Agreement as independent parties and nothing herein will be deemed to create an employer/employee, principal/agent or joint venture relationship. The terms set forth in the Recitals above are hereby incorporated into this Sublease in full. Sublessor’s address for notices under this Sublease is 71 Stevenson Street, 12th floor, San Francisco, CA, 94105. Sublessee’s address for notices under this Sublease prior to Sublease Commencement Date is 370 Convention Way, Redwood City, CA 94063, Attn: Carrie Dolan, and on and after the Sublease Commencement Date is 71 Stevenson Street, Suite 300, San Francisco, CA, 94105. Attn: Carrie Dolan, with a courtesy copy to Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, CA 94111, Attn: Jonathan M. Kennedy (which copy will not constitute notice to Sublessee).

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the Signing Date.

SUBLESSOR:		SUBLESSEE:

H5,		LENDING CLUB CORPORATION,
a California corporation		a Delaware corporation

By:	/s/ Eoin Beirne	By:	/s/ Renaud Laplanche
Name:	Eoin Beirne	Name:	Renaud Laplanche
Title:	Executive Managing Director	Title:	Chief Executive Officer

By:	/s/ Julia L. Brickell	By:	/s/ Carrie Dolan
Name:	Julia L. Brickell	Name:	Carrie Dolan
Title:	Corporate Secretary	Title:	Chief Financial Officer

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EXHIBIT A

SUBLEASED PREMISES

EXHIBIT B

MASTER LEASE

LEASE AGREEMENT

between

FORWARD ONE, LLC

as “Landlord”

and

H5

as “Tenant”

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BASIC LEASE INFORMATION

Lease Date:	December 11, 2007

Landlord:	Forward One, LLC, a California limited liability company

Tenant:	H5, a California corporation

Building:	A 23 story office building containing
approximately 323,276 rentable square feet

Building Address:	71 Stevenson Street
San Francisco, CA 94105

Premises:	Floors:	2nd and 3rd Floors (Initial Premises)
5th Floor (Must Take Space)

	Rentable Area:	Approximately 35,163 rentable square feet
(Initial Premises)
Approximately 18,248 rentable square feet
(Must Take Space)
Term:	Seven years

Commencement Date:	July 1, 2008

Expiration Date:	June 30, 2015

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Base Rent:

Months of Term	Annual Base Rent		Monthly Installments of Base Rent		Annual Rental Rate per Rentable Square Foot
07/01/2008 - 03/31/2009:	$1,107,634.50		$92,302.88	*	$31.50
04/01/2009 - 06/30/2009:	$1,682,446.50	**	$140,203.88	**	$31.50
07/01/2009 - 06/30/2010:	$1,749,210.25		$145,767.52		$32.75
07/01/2010 - 06/30/2011;	$1,815,974.00		$151,331.17		$34.00
07/01/2011 - 06/30/2012:	$1,882,737.75		$156,894.81		$35.25
07/01/2012 - 06/30/2013:	$1,949,501.50		$162,458.46		$36.50
07/01/2013 - 06/30/2014:	$2,016,265.25		$168,022.10		$37.75
07/01/2014 - 06/30/2015:	$2,083,029.00		$173,585.75		$39.00

*	If Tenant flatly performs its obligations under this Lease, then Tenant shall not be required to pay Base Rent for the Initial Premises for the first two full calendar months of the Term. If Tenant defaults under this Lease during the first 36 months of the Term, then such abated Base Rent shall be revoked (retroactively, if applicable) and Tenant shall be liable for all such Base Rent.
**	Base Rent increase reflects addition of Must Take Space

The Base Rent schedule set forth above shall be recalculated, and the amount of Base Rent appropriately increased, if Landlord provides Tenant with any “Excess TI Allowance” pursuant to Exhibit B for either or both of the Initial Premises and the Must Take Space. In such event, Landlord and Tenant shall execute an amendment of the Lease setting forth such revised Base Rent.

Base Year:	Calendar year 2009 for the Initial Premises
Calendar year 2009 for the Must Take Space

Tenant’s Share:	10.877% for the Initial Premises
5.645% for the Must Take Space

Security Deposit:	Prior to the addition of the Must Take Space: cash in the amount of $92,303.00, plus a letter of credit in the amount of $276,909.00

After the addition of the Must Take Space: cash in the amount of $140,204.00, plus a letter of credit in the amount of $420,612.00, subject to possible “burn off’ of the letter of credit as described in Section 4.3 of the Lease.

Landlord’s Address for Payment of Rent:	Forward One, LLC
c/o Cushman & Wakefield of California, Inc.
P.O. Box 45257
San Francisco, CA 94145-0257

Business Hours:	8:00 a.m. — 6:00 p.m., on Business Days

Business Days:	Monday through Friday, excluding state and federal holidays

Landlord’s Address for Notices:		Forward One, LLC
835 Airport Blvd., Suite 288
Burlingame, CA 94010
Attention: Paul Zen

with copies to:

Cushman & Wakefield of California, Inc.
Building Management Office
71 Stevenson Street, Suite 1440
San Francisco, CA 94105
Attention: Property Manager

and

Haas & Najarian, LLP
58 Maiden Lane, 2nd Floor
San Francisco, CA 94108
Attention: Robert C. Nicholas, Esq.

Tenant’s Address for Notices:		Prior to occupancy of Premises:

H5
55 Second Street
San Francisco, CA 94105
Attention: Facilities Manager

After occupancy of Premises:

H5
71 Stevenson Street, Third Floor
San Francisco, CA 94105
Attention: Facilities Manager

Brokers:	Landlord’s Broker:	Anton Qiu and Jean Ko TRI Commercial

	Tenant’s Brokers:	Jim Dublin - Jones Lang LaSalle Americas, Inc.
Scott Nykodym - CBRE

Property Manager:		Cushman & Wakefield of California, Inc.

Exhibits:
Exhibit A-1:	Floor Plan for Initial Premises
Exhibit A-2:	Floor Plan for Must Take Space
Exhibit B:	Work Letter Agreement
Exhibit C:	Building Rules

The Basic Lease Information set forth above is an integral part of and is incorporated into, the Lease. The Basic Lease Information and the Lease shall be construed as one integrated document.

THIS LEASE is made and effective as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1. PREMISES, PROPERTY AND COMMON AREAS.

1.1 Leasing of the Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space located on the second and third floor of the Building, as generally shown on Exhibit A-1 attached hereto (the “Initial Premises”). Landlord shall also lease to Tenant, and Tenant shall also lease from Landlord, upon the terms and subject to the conditions of this Lease, the office space located on the fifth floor of the Building, as generally shown on Exhibit A-2 attached hereto (the “Must Take Space”), as more particularly set forth in Section 2.3. As used in this Lease, prior to the addition of the Must Take Space to the Initial Premises pursuant to Section 2.3, the term “Premises” means the Initial Premises; after the addition of the Must Take Space to the Initial Premises pursuant to Section 2.3, the term “Premises” means, collectively, the Initial Premises and the Must Take Space. Landlord and Tenant agree that the rentable area of the Initial Premises, the Must Take Space and the Building for all purposes under this Lease shall be the Rentable Areas specified in the Basic Lease Information.

1.2 The Property and Common Areas. The Building, together with the Common Areas, the parking areas dedicated to the Building and the parcel(s) of land on which the Building and such parking areas are situated are herein collectively called the Property (the “Property”). Tenant shall have the non-exclusive right to use in common with other tenants in the Property, subject to the rules and regulations contained in Exhibit C, those portions of the Property which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants in the Property (such areas are referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas. Landlord shall give reasonable advance notice to Tenant of any such closure, alterations or changes if they would materially and adversely affect Tenant’s use of the Premises. The parking facilities serving the Property are referred to as the “Parking Facility.”

1.3 Parking.

(a) Tenant Parking Passes. Tenant shall have the right to rent from Landlord up to eleven (11) parking passes for unreserved parking in the Parking Facility, on a monthly basis throughout the Term. Tenant acknowledges and agrees that all parking is by valet only. In no event shall Tenant be entitled to rent more than eleven (11) parking passes. Tenant shall pay Landlord for such parking passes, on a monthly basis, at the prevailing rate charged from time to time for such parking passes. As of the date of this Lease the prevailing rate for parking passes is $400.00 per month per parking pass, which rate is subject to change upon thirty (30) days’ prior written notice from Landlord. At no time during the Term shall Landlord charge Tenant a higher rate for parking passes than it is then charging to other tenants in the Building. Tenant’s continued right to use the parking passes is conditioned upon Tenant’s abiding by all rules and regulations prescribed from time to time for the orderly operation and use of the Parking Facility (including any sticker or other identification system established by Landlord), Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant’s not being in default under this Lease.

(b) Other Terms. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Facility at any time (including, but not limited to, converting some or all of the parking spaces to alternate forms of parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facility for purposes of permitting or facilitating any such construction, alteration or improvements, or temporarily relocate Tenant’s parking passes to other parking structures and/or surface parking areas within a reasonable walking distance of the Building, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Parking Facility or to accommodate or facilitate the renovation, alteration, construction or other modification of other improvements or structures located in the Property. If Landlord prohibits Tenant from using Tenant’s parking spaces during any period of construction and does not provide alternative parking within a reasonable walking distance of the Building, then Tenant’s parking charges shall be credited for those days on which Tenant cannot use its parking spaces, prorated based on the number of spaces that are not usable. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking passes rented by Tenant pursuant to this Section 1.3 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

(c) Parking Procedures. Landlord shall in no event be responsible for any loss or damage to any vehicle or other property or for any injury to any person in connection with the use of the Parking Facility, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles. Tenant shall comply with all reasonable and non-discriminatory rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the Parking Facility. Tenant shall not at any time use more parking passes than the number allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space, and parking in the Parking Facility may be provided by means of a valet service that may “stack” parked cars in order to maximize the capacity of the Parking Facility.

2. TERM; POSSESSION.

2.1 Initial Term. The term of this Lease (the “Term”) shall commence on the Commencement Date set forth in the Basic Lease Information (the “Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”).

2.2 Delivery of Initial Premises. Landlord shall deliver possession of the Initial Premises to Tenant on or before the Commencement Date, with the Tenant Improvements pursuant to

Exhibit B “Substantially Complete” (as defined in Exhibit B). Landlord shall not be liable for any claims, damages or liabilities if the Initial Premises are not ready for occupancy by the Commencement Date. In the event of any “Tenant Delay” (as defined in Exhibit B), Landlord’s obligation to deliver possession of the Initial Premises on or before the Commencement Date shall be extended for each day of Tenant Delay and Tenant’s obligation to commence paying Base Rent for the Initial Premises shall commence on the Commencement Date. Subject to all of the terms and conditions of this Lease (other than the obligation to pay Base Rent and Additional Rent), and provided that Tenant has delivered all insurance certificates required by this Lease, Tenant shall have access to the Initial Premises commencing thirty (30) days prior to the Commencement Date to install Tenant’s furniture, fixtures and equipment (to the extent not included in the work performed pursuant to Exhibit B), but only if such access does not interfere with Landlord’s contractor completing the Tenant Improvements pursuant to Exhibit B.

2.3 Must Take Space.

(a) Must Take Commencement Date. The Must Take Space shall automatically be added to the Initial Premises effective as of April 1, 2009 (the “Must Take Commencement Date”). Landlord shall deliver possession of the Must Take Space to Tenant on or before the Must Take Commencement Date, with the Tenant Improvements pursuant to Exhibit B “Substantially Complete” (as defined in Exhibit B). Landlord shall not be liable for any claims, damages or liabilities if the Must Take Space is not ready for occupancy by the Must Take Commencement Date. In the event of any “Tenant Delay” (as defined in Exhibit B), Landlord’s obligation to deliver possession of the Must Take Space on or before the Must Take Commencement Date shall be extended for each day of Tenant Delay and Tenant’s obligation to commence paying Base Rent for the Must Take Space shall commence on the Must Take Commencement Date. Tenant’s failure to take possession of the Must Take Space and/or to commence paying Base Rent, Additional Rent and other charges applicable to the Must Take Space shall be a material default under this Lease and, in the event of such default, the Must Take Space shall be deemed added to the Initial Premises for purposes of calculating Landlord’s damages. Subject to all of the terms and conditions of this Lease (other than the obligation to pay Base Rent and Additional Rent), and provided that Tenant has delivered all insurance certificates required by this Lease, Tenant shall have access to the Must Take Space commencing thirty (30) days prior to the Must Take Commencement Date to install Tenant’s furniture, fixtures and equipment (to the extent not included in the work performed pursuant to Exhibit B), but only if such access does not interfere with Landlord’s contractor completing the Tenant Improvements pursuant to Exhibit B.

(b) Term. The Term of the Lease for the Must Take Space shall commence upon the Must Take Commencement Date and shall continue through the expiration or early termination of the Term, so as to be coterminous with Tenant’s lease of the Initial Premises. Upon Landlord’s delivery of the Must Take Space to Tenant the Must Take Space shall be part of the Premises under this Lease. After Landlord delivers the Must Take Space to Tenant, at Landlord’s election, Landlord and Tenant shall execute a written confirmation of the addition of the Must Take Space to the Premises and the actual delivery date of the Must Take Space.

2.4 Option to Extend.

(a) Grant of Option. Landlord hereby grants to Tenant one (1) option to extend the Term (the “Option”) for an additional term of five (5) years (the “Option Term”). The Option is expressly conditioned upon there being no Event of Default by Tenant, either at the time the Option is exercised or at the time the Option Term would commence. In addition, Tenant shall have the Option only if H5, the original Tenant named herein, has not assigned this Lease other than to a Permitted Transferee (as defined in Section 14.9) or sublet more than fifty percent (50%) of the rentable square feet in the Premises other than to a Permitted Transferee, it being intended that the Option is and shall be personal to the original Tenant under this Lease and to any Permitted Transferee and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee.

(b) Manner of Exercise. Tenant may exercise the Option only by giving Landlord written notice (the “Option Notice”) not less than two hundred seventy (270) days, but not more than three hundred sixty (360) days, prior to the expiration of the Term. Tenant’s Option Notice must be a definitive election to exercise the Option, and not merely an expression of interest or intent. Once Tenant has given the Option Notice, Tenant shall be obligated to lease the entire Premises for the Option Term. If Tenant fails to exercise the Option prior to such 270-day period, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

(c) Terms and Rent. If the Option is exercised, then the Base Rent for the Premises for the first year of the Option Term shall be the fair market rent, as determined below, for the Premises as of the commencement of the Option Term; for the second and each subsequent year of the Option Term, Base Rent shall be increased by three percent (3%) per year. The fair market rent for the Premises shall be based upon the non-renewal rental rates then being charged for similar space in similar office buildings in the submarket in which the Building is located and shall be determined taking into account all relevant factors. All other terms and conditions of the Lease, as amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option Term, except that Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises.

(d) Determination of Rent. The fair market rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within thirty (30) days after Tenant’s exercise of the Option, then fair market rent shall be determined pursuant to the procedure set forth in Section 2.4(e) and Section 2.4(f) below.

(e) Landlord’s Initial Determination If the parties are unable mutually to agree upon the fair market rent pursuant to Section 2.4(d), then the fair market rent initially shall be determined by Landlord by written notice (“Landlord’s Notice”) given to Tenant within fifteen (15) days after the expiration of the 30-day period set forth in Section 2.4(d). If Tenant disputes the amount of fair market rent set forth in Landlord’s Notice, then, within fifteen (15) days after the date of Tenant’s receipt of Landlord’s Notice, Tenant shall send Landlord a written notice (“Tenant’s Notice”) that clearly (i) disputes the fair market rent set forth in Landlord’s Notice, (ii) demands arbitration pursuant to Section 2.4(f), and (iii) states the name and address of the person who shall act as arbitrator on Tenant’s behalf. Tenant’s Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not send Tenant’s Notice within fifteen (15) days after the date of Tenant’s receipt of Landlord’s Notice, or if Tenant’s Notice fails to contain all of the required information, then the fair market rent shall be the amount specified in Landlord’s Notice. If the arbitration is not concluded prior to the commencement of the Option Term, then Tenant shall pay Base Rent at 115% of the rate payable immediately prior to the commencement of the Option Term. If the fair market rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten (10) days after the determination of fair market rent.

(f) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure;

(1) Each arbitrator must be a real estate broker with at least ten (10) years of full-time commercial experience who is familiar with the fair market rent of similar office space in San Francisco. Within ten (10) Business Days after receipt of Tenant’s Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf.

(2) The two arbitrators chosen pursuant to Paragraph 1 above shall meet within ten (10) Business Days after the second arbitrator is appointed and shall jointly appoint a third arbitrator possessing the qualifications set forth in Paragraph 1 above who has not previously represented either Landlord or Tenant. If the two arbitrators are unable to agree upon the third arbitrator within five (5) Business Days after the expiration of such ten (10) Business Day period, the third arbitrator shall be selected by the parties themselves, If the parties do not agree on the third arbitrator within five (5) Business Days after the expiration of such five (5) Business Day period, then either party, on behalf of both, may request appointment of the third arbitrator by the San Francisco office of JAMS. The three arbitrators shall determine fair market rent by following the procedures set forth in Paragraph 3 below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Each party shall pay its own attorneys’ fees and costs of witnesses.

(3) The three arbitrators shall determine the fair market rent in accordance with the following procedures. Each of Landlord’s arbitrator and Tenant’s arbitrator shall state, in writing, his or her determination of the fair market rent, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the two proposed determinations of fair market rent within ten (10) Business Days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such ten (10) Business Day period, then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two resolutions proposed by the first two arbitrators most closely approximates his or her own determination of the fair market rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that most closely approximating his or her determination of the fair market rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties; provided, however, that if the first two arbitrators independently arrive at the same fair market rent, then that amount shall be the fair market rent. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the fair market rent; such arbitrators shall independently arrive at their proposed resolutions.

(4) The arbitrators shall render the decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(g) Lease Amendment. Promptly following the determination of fair market rent, the parties shall execute a lease amendment documenting (i) the extension of the Term and the revised Expiration Date, (ii) the Base Rent for each year of the Option Term, and (iii) any other terms of the Lease that the parties have agreed to amend.

3. RENT.

3.1 Base Rent. Tenant agrees to pay to Landlord the Monthly Installments of Base Rent set forth in the Basic Lease Information, without offset, deduction, prior notice or demand, on the first day of each and every calendar month during the Term, except that the Monthly Installment of Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and the Monthly Installment of Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Tenant shall commence paying Base Rent for the Initial Premises on the Commencement Date (subject to abatement of Base Rent for the first two calendar months of the Term, as provided in the Basic Lease Information), and shall commence paying Base Rent for the Must Take Space on the Must Take Commencement Date, Notwithstanding any other provision of this Lease, in no event shall Tenant’s obligation to start paying Base Rent for the Initial Premises or the Must Take Space commence later than the date on which Tenant begins operating its business in the Initial Premises or the Must Take Space, respectively. The Monthly Installment of Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

3.2 Additional Rent; Increases in Operating Costs and Taxes.

(a) Definitions.

(1) “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

(2) “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information,

(3) “Operating Costs” means all costs which Landlord pays or accrues because of or in connection with owning, managing, operating, securing, restoring, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property, including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons at or below the level equivalent to property manager or engineering manager who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for commercially reasonable deductible amounts under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”) either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date (such [i] and [ii] being herein called “Newly Enacted Laws”); (G) amortization of capital expenditures made or acquired after the Base Year which are required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, or otherwise for the safety, comfort and convenience of tenants, or that are required to comply with present or anticipated conservation programs, with interest, not to exceed eight percent (8%) per annum, on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), not to exceed eight percent (8%) per annum, over such useful life as Landlord shall reasonably determine; (H) an office in the Building for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees in the amount of four percent (4%) of rental collections from all tenants and other occupants of the Property; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or Common Area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Common Areas of the Property and any conference center in the Property, and the costs and expenses of maintaining and repairing the Parking Facility); (N) costs incurred in connection with a transportation system management program or similar program; and (O) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%), including the Base Year, shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent(100%) during the entire calendar year. If the cost of earthquake insurance is not included in Base Operating Costs but, after the Base Year, Landlord elects to carry earthquake insurance, then Base Operating Costs shall be equitably “grossed up”. to reflect what Landlord would have paid for earthquake insurance during the Base Year if Landlord had elected to carry earthquake insurance during the Base Year.

Operating Costs shall not include: (i) capital expenditures (except as specifically enumerated above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) ground rent, and interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of tenant improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated above; (viii) the cost of repairs or other work as a result of any fire or other casualty to the extent that Landlord is reimbursed by insurance proceeds; (ix) repairs or rebuilding necessitated by condemnation to the extent Landlord receives proceeds from the applicable condemning authority; (x) costs incurred by Landlord to remove Hazardous Materials from the Building or Property (other than to the extent such costs arise from actions in the nature of ordinary cleaning, repair and maintenance activities) and which were not brought to the Building or Property by Tenant; and (xi) costs, fines or penalties incurred due to Landlord’s violation of any Law,

(4) “Taxes” means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes; taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above, including governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services normally provided by governmental agencies; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 [Tenant’s Taxes]), “Tenant’s Taxes” shall be excluded from Taxes.

(5) “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information, If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b) Additional Rent.

(1) Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

(2) As soon as reasonably practical, at the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord-one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections in writing to Landlord’s statement within thirty (30) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord, based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.

(4) If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease. Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

(c) Tax Reductions. If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

(d) Proposition 13 Protection.

(1) Notwithstanding any other provision of this Lease, if during the initial 7-year term of this Lease, any sale of the Building is consummated and, as a result, the Building is reassessed for real estate tax purposes (a “Reassessment”) by the appropriate governmental authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election), the terms of this Section 3.2(d) shall apply. For purposes of this Section 3.2(d), the term “Tax Increase” shall mean that portion of Taxes, as calculated immediately following the Reassessment, which is directly attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of Taxes, as calculated immediately following the Reassessment, that is: (i) attributable to the initial assessment of the value of the Building or the tenant improvements located in the Building; (ii) attributable to assessments pending immediately before the Reassessment that were conducted during, and included in, that Reassessment or that were otherwise rendered unnecessary following the Reassessment; (iii) attributable to the annual increase (inflationary or otherwise) in real estate taxes; or (iv) part of Taxes incurred or considered to be incurred during the Base Year as determined under this Lease.

(2) During the initial 7-year term of this Lease, Tenant shall not be obligated to pay any portion of the Tax Increase relating to a Reassessment occurring during the initial 7-year term of this Lease. In the event of the extension of the Term due to an option to extend or otherwise, Tenant shall have no Proposition 13 protection after the initial 7-year term of this Lease, at which point Tenant shall commence paying its full share of Taxes at the then fully assessed value of the Building and Property, without regard to any previously applicable Proposition 13 protections.

(3) The amount of Taxes that Tenant is not obligated to pay or shall not be obligated to pay during the Lease Term in connection with a particular Reassessment under the terms of this Section 3.2(d) is hereinafter referred to as the “Proposition 13 Protection Amount.” If a Reassessment is reasonably quantified or estimated for each Lease Year beginning with the Lease Year in which the Reassessment will occur, the terms of this Section 3.2(d)(3) shall apply to each such Reassessment. On notice to Tenant, Landlord shall have the right, but not the obligation, to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time during the Term, by paying to Tenant an amount equal to the Proposition 13 Purchase Price, as defined below. As used in this Lease, the term “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. The present value shall be calculated by:

(A) Using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of that Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year) as the amounts to be discounted; and

(B) Using discount rates for each amount to be discounted equal to:

(i) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, using the rates in effect as of Landlord’s exercise of its right to purchase, as set forth in this Section 3.2(d); plus

(ii) two (2) percentage points per annum.

On payment of the Proposition 13 Purchase Price, Tenant shall have no Proposition 13 protection with respect to, and subparagraph (2) of this Section 3.2(d) shall not apply to, any Taxes attributable to the Applicable Reassessment, Because Landlord is estimating the Proposition 13 Purchase Price prior to the Reassessment, an adjustment shall be made when the Reassessment occurs, if necessary. If Landlord has underestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, credit Tenant’s Rent next due with the amount of that underestimation. If Landlord has overestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, increase Tenant’s Rent next due by the amount of the overestimation.

3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after Landlord invoices Tenant therefor or makes demand of the amounts due, unless this Lease specifies another time period for payment. All Rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT,

4.1 General. Tenant shall deposit with Landlord both cash and a letter of credit (which letter of credit shall be subject to the terms of Section 4.2 and Section 4.3 below) in the respective amounts specified in the Basic Lease Information as the Security Deposit (the “Security Deposit”) for the period prior to the addition of the Must Take Space to the Premises. Tenant shall pay the cash portion of the Security Deposit to Landlord concurrently with the execution of this Lease, and shall deliver the letter of credit to Landlord on or before May 1, 2008. On or before March 1, 2009, Tenant shall deposit with Landlord additional cash and a new letter of credit (which letter of credit shall be subject to the terms of Section 4.2 and Section 4.3 below) so that both the cash amount and the letter of credit reflect the increased amount of the Security Deposit specified in the Basic Lease Information for the period following the addition of the Must Take Space to the Premises. The Security Deposit is security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under this Lease, or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to its original amount. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant hereby waives (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset all Rent (as defined in Section 3.3) which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Landlord before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AND ALL OTHER SECURITY DEPOSIT LAWS, NOW OR HEREAFTER IN FORCE, WHICH PROVIDE THAT LANDLORD MAY CLAIM FROM A SECURITY DEPOSIT ONLY THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY TENANT OR. TO CLEAN THE PREMISES, IT BEING AGREED THAT LANDLORD MAY, IN ADDITION, CLAIM THOSE SUMS REASONABLY NECESSARY TO COMPENSATE LANDLORD FOR ANY OTHER LOSS OR DAMAGE, FORESEEABLE OR UNFORESEEABLE, CAUSED BY THE ACTS OR OMISSIONS OF TENANT OR ANY OFFICER, EMPLOYEE, AGENT, CONTRACTOR OR INVITEE OF TENANT.

Tenant’s Initials: /s/ CD

4.2 Letter of Credit. On or before May 1, 2008, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the “LC”) in an amount equal to $276,909.00 (the “Face Amount”). On or before March 1, 2009, Tenant shall deliver to Landlord a new LC in the increased Face Amount of $420,612.00. Landlord shall return the original LC to Tenant no later than ten (10) Business Days after Landlord’s receipt of the new LC. As used in this Lease, the terms “LC” and “Face Amount” refer to the LC and the Face Amount then required to be delivered to Landlord and in effect pursuant to the terms of this Lease. The LC must be issued by a bank or trust company with an office in San Francisco (“Issuer”) and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant’s obligations under this Lease. The LC shall name Landlord as beneficiary thereunder and provide that draws (including, at Landlord’s election, partial draws) will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease. The LC shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the LC, written notice of Issuer’s intent not to extend or renew the LC. During any period that Tenant is required to maintain the LC, Tenant shall, at least thirty (30) days prior to any expiration or termination of the LC, provide Landlord either with written confirmation that the existing LC will be automatically extended and renewed or with a new LC that satisfies all of the requirements for the LC in this Section 4.2. In addition, upon a proposed sale or other transfer of any interest in the Building, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon thirty (30) days’ notice, shall, concurrently with Landlord’s delivery to Tenant of the then outstanding LC, deliver to any such transferees, successors or assigns a replacement LC on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord’s sole discretion, or an amendment to the outstanding LC naming the new landlord as the beneficiary thereof. Tenant’s failure to perform or observe any of the covenants set forth in this Section 4.2 for any reason shall entitle Landlord to draw on the full amount of the LC and shall constitute an Event of Default under this Lease without the requirement of any notice from Landlord. Any amount(s) drawn under the LC shall be held or used by Landlord in accordance with the terms of Section 4.1.

(4.3) LC Burnoff.

(a) At any time after December 31, 2008, if no Event of Default has occurred at any time prior to such date, and if as of such date Tenant has achieved a net income (according to Generally Accepted Accounting Principles [“GAAP”]) of at least $2,000,000.00 for Tenant’s most recently ended fiscal year (as shown by Tenant’s audited financial statements delivered to Landlord and prepared in accordance with GAAP by a “Big 4” accounting firm, or such other accounting firm as is approved by Landlord in Landlord’s sole discretion), then the Face Amount of the LC shall be reduced by $210,306.00. The reduction of the Face Amount of the LC pursuant to the terms of Section 4.3(a) or Section 4.3(b) is sometimes referred to herein as the “LC Burnoff.” The LC Burnoff pursuant to this Section 4.3(a) shall be effective ten (10) Business Days after Landlord has (i) received Tenant’s audited financial statements as described above and (ii) determined that Tenant is entitled to the LC Burnoff pursuant to the provisions of this Section 4.3(a), which determination Landlord shall make no later than ten (10) Business Days after Landlord has received Tenant’s audited financial statements as described above.

(b) At any time after December 31, 2009, if no Event of Default has occurred at any time prior to such date, and if as of such date Tenant has achieved a net income (according to GAAP) of at least $4,000,000.00 for Tenant’s most recently ended fiscal year (as shown by Tenant’s audited financial statements delivered to Landlord and prepared in accordance with GAAP by a “Big 4” accounting firm, or such other accounting firm as is approved by Landlord in Landlord’s sole discretion), then the Face Amount of the LC shall be reduced by $210,306.00. The LC Burnoff pursuant to this Section 4.3(b) shall not be conditioned upon Tenant’s having achieved the LC Burnoff pursuant to Section 4.3(a). The LC Burnoff pursuant to this Section 4.3(b) shall be effective ten (10) Business Days after Landlord has (i) received Tenant’s audited financial statements as described above and (ii) determined that Tenant is entitled to the LC Burnoff pursuant to the provisions of this Section 4.3(b), which determination Landlord shall make no later than ten (10) Business Days after Landlord has received Tenant’s audited financial statements as described above.

(c) At any time after December 31, 2008, if no Event of Default has occurred at any time prior to such date, and if as of such date Tenant has achieved a net income (according to GAAP) of at least $6,000,000.00 for Tenant’s most recently ended fiscal year (as shown by Tenant’s audited financial statements delivered to Landlord and prepared in accordance with GAAP by a “Big 4” accounting firm, or such other accounting firm as is approved by Landlord in Landlord’s sole discretion), then the LC shall be cancelled and returned to Tenant. The cancellation and return of the LC pursuant to this Section 4.3(c) shall not be conditioned upon Tenant’s having achieved the LC Burnoff pursuant to Section 4.3(a) or Section 4.3(b). The cancellation and return of the LC pursuant to this Section 4.3(c) shall be effective ten (10) Business Days after Landlord has (i) received Tenant’s audited financial statements as described above and (ii) determined that Tenant is entitled to the cancellation and return of the LC pursuant to the provisions of this Section 4.3(a), which determination Landlord shall make no later than ten (10) Business Days after Landlord has received Tenant’s audited financial statements as described above.

5. USE AND COMPLIANCE WITH LAWS.

5.1 Use. The Premises shall be used and occupied for general business office purposes consistent with a first-class office building, and for no other use or purpose. Subject to all of the terms and conditions of this Lease, Tenant shall have access to the Premises 24 hours per day, 7 days per week. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Building Rules” (as defined in Section 27 [Rules and Regulations]); provided that repairs or alterations required to comply with Laws generally applicable to the condition of the Premises for use as office space, and not required or caused by Tenant’s particular use or activities or by any Alterations made or proposed by Tenant, shall be made by Landlord (and the cost thereof shall be included in or excluded from Operating Costs as provided in Section 3.2(a)(3) above). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for (a) educational activities, schools or other training facilities which are not ancillary to corporate, executive or professional office use, (b) practice of medicine or any of the healing arts, (c) providing social services, (d) any governmental use (including embassy or consulate use), (e) personnel agency, (f) customer service office that has public invitees at the Premises on a regular basis, (g) studios for radio, television or other media, (h) travel agency, or (i) reservation center operations or uses. Tenant shall not, without the prior consent of Landlord: (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated connected load capacity of the circuit. Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Property or the risers or wiring installation of the Building. As of the date of this Lease Landlord has not received any notice of any violation of Law that has not been cured or otherwise resolved and that would adversely affect Tenant’s use or occupancy of the Premises or would materially affect the operation of the Building.

5.2 Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” shall mean any substance: (A)That now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises or the Building in connection with or involving Hazardous Materials.

(4) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Property.

(b) Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or the Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and the Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and the Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or the Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of its premises or the Property or Landlord’s use, operation, leasing or sale of the Building or the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or the Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d) Landlord’s Rights. Upon prior notice as set forth in the following sentence, Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Prior to entering the Premises, Landlord shall give Tenant notice as follows: (a) in an emergency situation, no notice shall be required; (b) during Business Hours, Landlord may enter the Premises upon oral notice given at any time; and (c) after Business Hours, Landlord may enter the Premises upon one (1) Business Day’s prior oral or written notice. During all entries of Landlord onto the Premises, Tenant shall have the option of having an employee of Tenant present, but that shall not be a condition to Landlord’s right to enter the Premises. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises or otherwise.

(f) No Notices of Violation. To Landlord’s actual knowledge as of the date of this Lease, Landlord has received no written notice from any governmental authority that the Premises or the Building are in violation of any Environmental Requirements as of the date of this Lease.

6. TENANT IMPROVEMENTS & ALTERATIONS.

6.1 Landlord’s Consent. Landlord and Tenant shall perform their respective obligations with respect to design and construction of any initial improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Work Letter Agreement attached hereto as Exhibit B. Except for any Tenant Improvements to be constructed by Tenant as provided in Exhibit B, Tenant shall not make any alterations, improvements or changes to the Premises, including Installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent. Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord’s prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems or Base Building (as defined below), (b) are not visible from the exterior of the Premises, (c) do not affect the water tight character of the Building or its roof, (d) do not require a building permit, (e) do not move any interior walls or otherwise change the layout of the Premises, and (f) cost less than Fifty Thousand Dollars ($50,000) (“Minor Changes”) so long as Tenant gives Landlord notice of the proposed Minor Change at least ten (10) days prior to commencing the Minor Change and complies with all of the provisions of this Section 6. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.

6.2 Standards and Requirements Relating to Work. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (a) with due diligence, in a good and workmanlike manner, using new materials; (b) in compliance with plans and specifications approved by Landlord; (c) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (d) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (e) subject to all conditions which Landlord may in Landlord’s discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; (iii) use contractors, workers and labor which that would not, in Landlord’s judgment, disturb labor harmony with the workforce, or trades engaged in other work, labor or services in or about the Property; and (iv) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord at the time of consenting to such Alteration. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. The “Base Building” shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building, and the Common Areas. If Tenant performs any Alterations which require or give rise to governmentally required changes to the Base Building, then Landlord shall make such changes to the Base Building at Tenant’s expense. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.3 Plans and Permits. Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon written demand and receipt of supporting documentation for any actual and reasonable expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days prior notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

6.4 Construction Coordination Fee. In connection with all Alterations, Landlord shall be entitled to a construction coordination fee equal to four percent (4%) of the first one hundred thousand dollars ($100,000) of construction costs, three percent (3%) of the next four hundred thousand dollars ($400,000) of construction costs, and two percent (2%) of any additional construction costs.

6.5 Liens. Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 [Interest]).

6.6 Installation of Trade Fixtures. Subject to the provisions of Section 5 (Use and Compliance with Laws) and the other provisions of this Section 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade

Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

6.7 Signage. At Landlord’s cost, Landlord shall place Tenant’s name and suite number in the Building lobby directory. At Tenant’s sole cost and expense, Tenant may install signage in the interior of the 2nd and 3rd Floors (and the 5th Floor, following the Must Take Commencement Date), but all of such signage is subject to Landlord’s prior review and approval. If Landlord allows any other tenant in the Building to place a sign in the lobby of the Building (not including Building directory signage), and if such tenant leases an amount of space in the Building that is less than or equal to the amount of space that Tenant is then leasing pursuant to this Lease, then Tenant shall have the right to place a similar sign in the lobby of the Building, but the size, design and location of such sign shall be subject to Landlord’s prior review and approval.

7. MAINTENANCE AND REPAIRS.

7.1 Tenant’s Obligations. By taking possession of the Premises, Tenant agrees that the Premises are then in a good and tenantable condition. Tenant, at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, electrical outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

7.2 Landlord’s Obligations. Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, consistent with other similar quality office buildings in the vicinity of the Building, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance, except for normal wear and tear caused by ordinary use of the Premises. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

7.3 Reservations by Landlord . Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a) To make alterations, additions, repairs, improvements to or in, or to decrease the size or area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems, provided that Landlord shall not make any permanent changes that would materially and adversely affect Tenant’s ability to use the Premises for Tenant’s business therein;

(b) On no less than ninety (90) days’ notice, to change the Building’s name or street address;

(c) To install and maintain any and all signs on the exterior and interior of the Building;

(d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

(e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8. TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9. UTILITIES AND SERVICES.

9.1 Description of Services. During the Term Landlord shall furnish to the Premises for ordinary office use and occupancy: reasonable amounts of heat, ventilation and air conditioning during Business House; janitorial services on Business Days; and reasonable amounts of electricity for building standard lighting and use of standard, typical office equipment in amounts that are standard and typical for users of first class office space. Landlord shall also provide the Building with normal fluorescent tube replacement for building standard fixtures, washing of perimeter windows and Common Area toilet room cleaning and supplies. Landlord shall provide non-exclusive, non-attended automatic passenger elevator service during Business Hours and, at all other times, shall make available at least one passenger elevator. Landlord shall provide nonexclusive freight elevator service, on a first-come, first-served basis, subject to scheduling by Landlord. All major use of the freight elevator must take place at times other than during Business Hours.

9.2 Payment for Additional Utilities and Services.

(a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing heating, ventilation and air conditioning service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord. As of the date of this Lease, the prevailing rate for furnishing heating, ventilation and air-conditioning service at times other than Business Hours on Business Days is $250.00 per hour which rate may be changed from time to time in Landlord’s sole discretion. As of the date of this Lease, the (i) overtime engineering labor is $90.00 per hour, with a four hour minimum for call-backs, and (ii) overtime security is $30.00 per hour for times other than Business Hours on Business Days, all subject to change from time to time in Landlord’s sole discretion. Overtime security is required during Tenant move-in.

(b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 200 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c) If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including, without limitation, the installation at Landlord’s request, but at Tenant’s expense, of an E-Mon D-Mon meter) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside Business Hours, consumption of higher levels of electricity at any time (such as, by way of example only, the installation of a supplemental HVAC unit to cool a server room), dedicated HVAC equipment for the Premises, or the use of equipment requiring power in excess of the power required by standard, typical office equipment. Tenant’s use of computer servers shall not automatically be deemed an excessive use of electricity unless such servers are cooled by a supplemental HVAC unit or otherwise use an amount of power in excess of that used by typical of users of first class office space. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

9.3 Interruption of Services.

(a) Except as otherwise provided in Section 9.3(b) below, in the event of an interruption in, or failure or inability to provide, any of the services or utilities described in Section 9.1

(Description of Services) (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever (including, but not limited to, liability for consequential damages or loss of business by Tenant) or entitle Tenant to an abatement of rent or to terminate this Lease. If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord’s maintenance and repair obligations under Section 7 (Maintenance and Repair) or Section 12.1 (Landlord’s Duty to Repair), as the case may be. If any Service Failure is caused by fire or other casualty then the provisions of Section 12 (Damage or Destruction) shall control. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

(b) If a Service Failure is caused by Landlord’s gross negligence or willful misconduct and prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, then Tenant shall be entitled to an abatement of Base Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure, as follows: if the Service Failure persists for three (3) consecutive Business Days and continuously prevents Tenant from using a material portion of the Premises during that period, then the abatement of Base Rent shall commence on the fourth (4th) Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises. Notwithstanding the foregoing, Tenant shall not be entitled to abatement of Base Rent to the extent that Tenant’s business interruption insurance (or other insurance carried by Tenant) covers Tenant’s rental obligations during the period of the Service Failure, and if such insurance proceeds are paid to Tenant after Tenant has been given rent abatement, then Tenant shall forward such insurance proceeds to Landlord within five (5) Business Days after Tenant’s receipt of such proceeds. Notwithstanding Tenant’s entitlement to rent abatement as provided in this Section 9.3(b), Tenant shall continue to pay Tenant’s then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such rent abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.

9.4 Sole Electrical Representative. Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

9.5 Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease. Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Property. If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Property, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Property, then prior to providing service, any such

Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Section 6.

9.6 Communications and Computer Lines. Except for telecommunications and data wires, cables, fiber optics or other media (collectively, “Telecom Cable”) required to obtain service from a Telecommunications Provider approved by Landlord, Tenant may not install, maintain, replace, remove or use any Telecom Cable outside the Premises, and in connection with any installation, maintenance, replacement, removal or use of Telecom Cable located in or serving the Premises (a) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the provisions contained in Article 6 of this Lease, (b) if such Telecom Cable includes use of available wire pairs or other media that are part of the Building Systems or otherwise owned or controlled by the Building (“Lines”), an acceptable number of spare available Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined by Landlord in Landlord’s reasonable discretion, (c) the Telecom Cable (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (d) any new or existing Telecom Cable shall comply with all applicable Laws, (e) as a condition to permitting the installation of new Telecom Cable, Landlord may require that Tenant remove existing Telecom Cable located in or serving the Premises and repair any damage in connection with such removal, and (f) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Telecom Cable located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition. Upon the expiration or sooner termination of the Term, Tenant, at its sole cost and expense, shall remove (and repair any damage caused by removal) all Telecom Cable installed by Tenant.

9.7 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person or entity, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

10. EXCULPATION AND INDEMNIFICATION.

10.1 Landlord’s Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or gross negligence of Landlord or its authorized representatives.

10.2 Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims asserted by any third party and arising from (a) the willful misconduct or negligent acts or omissions of Tenant or Tenant’s Representatives or Tenant’s authorized Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant in the Premises or elsewhere in the Property (including any design defects), or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises.

10.3 Damage to Tenant and Tenant’s Property. The Landlord Parties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property), unless caused by the gross negligence or willful misconduct of Landlord or its authorized representative or agents and not covered by insurance required to be carried by Tenant under this Lease or actually carried. Tenant hereby waives all claims against Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive), unless caused by the gross negligence or willful misconduct of Landlord or its authorized representative or agents and not covered by insurance required to be carried by Tenant under this Lease or actually carried. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

10.4 Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

11.1 Tenant’s Insurance.

(a) Liability Insurance. Tenant shall at all times following complete execution of this Lease maintain in full force commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined, Five Million Dollars ($5,000,000.00) annual general aggregate, and Three Million Dollars ($3,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Tenant’s authorized Visitors; and (vi) either designate separate limits for the Property acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Property. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance; (iv) name as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information and all replacement or additional property managers, all Mortgagees (as defined in Section 20.2) and such other parties in interest as Landlord may designate to Tenant in writing from time to time; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All insurance policies or endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.

(b) Property Insurance. Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to the full replacement cost of the covered property. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c) Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or any modification that reduces the insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall be the responsibility of Tenant. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and reasonable information that premiums have been paid.

(d) Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee and as reasonably recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e) Certificates of Insurance. Prior to any entry into or occupancy of the Premises by Tenant, and not less than ten (10) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form.

11.2 Landlord’s Insurance. During the Term, Landlord shall maintain in effect property insurance on the Building with responsible insurers, on an “all risk” or “special form” basis (or such other policy form as Landlord determines in its sole discretion), insuring the Building and the Tenant Improvements in an amount and with deductibles determined by Landlord from time to time in Landlord’s sole discretion. Landlord may, but shall not be obligated to, carry insurance against additional perils (including, without limitation, earthquake insurance).

11.3 Waiver of Subrogation. Each of Landlord and Tenant hereby waives any right of recovery against the other and its respective partners, managers, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, then the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

12.1 Landlord’s Duty to Repair.

(a) If all or a. substantial part of the Premises is rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Section 12.2 (Landlord’s Right to Terminate) or Section 12.3 (Tenant’s Right to Terminate), Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent (consisting of Operating Costs and Taxes) shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty. During any such repairs Landlord agrees to use commercially reasonable efforts to not materially interfere with Tenant’s use of the Premises.

12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within nine (9) months from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies to make the required repairs;

(c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifteen percent (15%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the last year of the Term or if upon completion of repair and restoration there would be less than one (1) year remaining in the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease. If Landlord elects to terminate this Lease pursuant to the provisions of this Article 12 then such termination shall be effective as of the date of the casualty, and all Base Rent, Additional Rent, Operating Costs and Taxes paid by Tenant and accruing subsequent to the date of such casualty shall be returned to Tenant.

12.3 Tenant’s Right to Terminate. If all or a substantial part of the Premises is rendered untenantable or inaccessible by damage from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine (9) months, or if Landlord elects not to repair the Premises pursuant to the provisions of Section 12.2 (Landlord’s Right to Terminate), in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2. In addition, if, after three hundred (300) days following the date of the casualty, the repairs and restoration to the Premises or the Building are not substantially completed, then Tenant shall have the right to give Landlord a conditional termination notice (the “Conditional Termination Notice”) within thirty (30) days following the expiration of such three hundred (300) day period. If the repairs and restoration to the Premise or the Building are not substantially completed within thirty (30) days following Landlord’s receipt of the Conditional Termination Notice, then within ten (10) Business Days following the expiration of such thirty (30) day grace period Tenant shall have the right to terminate this Lease by written notice to Landlord.

12.4 Waiver. Tenant hereby waives the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction.

13. CONDEMNATION.

13.1 Definitions.

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2 Effect on Lease.

(a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b) If fifteen percent (15%) or more of the Property or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period greater than six (6) consecutive months, then Tenant shall have the right to terminate this Lease by written notice to Landlord within twenty (20) days following the expiration of such six (6) consecutive month period; and for any other temporary taking, not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2 (Effect on Lease), Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that

Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations. If a portion of the Premises is taken through Condemnation and the amount of the Award is not sufficient to restore the Premises to the condition existing prior to the Condemnation (excluding any Alterations, Trade Fixtures and any of Tenant’s property), then Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days following the Award, unless Landlord gives Tenant written notice within twenty (20) days following the Award that Landlord will contribute the amount in excess of the Award to repair and replace the Premises.

13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent (consisting of Operating Costs and Taxes) payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent (consisting of Operating Costs and Taxes) payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

14.1 Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. Except to the extent provided otherwise in Section 14.9 below, if Tenant is a business entity, any direct or indirect transfer of more than fifty percent (50%) of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer; however, the initial public offering of Tenant’s stock shall not be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any assignee, subtenant, user or other transferee under any proposed Transfer is herein called a “Proposed Transferee”. Any assignee, subtenant, user or other transferee either approved by Landlord or otherwise permitted under this Lease without any requirement for Landlord’s consent is herein called a “Transferee”.

14.2 Reasonable Consent.

(a) At least twenty (20) Business Days prior to any proposed Transfer, Tenant shall submit in writing to Landlord; (i) the name and legal composition of the Proposed Transferee, (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, and income and cash flow statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within twenty (20) Business Days after Landlord receives all of such information, Landlord shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 (Landlord’s Right to Space).

(b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (ii) the Proposed Transferee is a governmental agency or unit or an existing tenant or an affiliate of an existing tenant in the Building, (iii) the proposed Transfer would violate any “exclusive” rights of any tenants in the Building, (iv) Landlord or Landlord’s agent has shown comparable space in the Building to the Proposed Transferee or responded in writing to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding five (5) months, (v) a proposed Transfer would violate any Encumbrance, (vi) any Mortgagee objects to the proposed Transfer, or (vii) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Property or increasing the expenses associated with operating, maintaining and repairing the Property.

14.3 Excess Consideration. If Landlord consents to a Transfer, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of all “Transfer Consideration,” which shall mean any consideration paid or payable by the Transferee for the Transfer. In the case of a sublease, Transfer Consideration includes any “key money” or other non-rent consideration payable in connection with the sublease, plus the excess of the rent payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less the direct, out-of-pocket expenses and costs for necessary Alterations and brokerage commission costs paid by Tenant to procure the subtenant.

14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect within the time specified in Section 14.2(a) to: (a) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (b) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant; provided, however, that the foregoing recapture right shall not apply to Tenant’s proposed sublease of fifty percent (50%) or less of the 5th Floor of the Building, determined on a cumulative basis (i.e. taking into account all prior subleases of the 5th Floor). In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of (x) sixty (60) days after the date of Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant. If Landlord elects to terminate this Lease as to all or part of the Premises, as permitted above, then Tenant shall have the right to negate Landlord’s termination notice by electing not to proceed with the proposed assignment or sublease and so notifying Landlord in writing no later than five (5) Business Days after Landlord’s termination notice.

14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any Event of Default a revocable license to collect such rents (which license shall automatically and without notice be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9 Permitted Transfers. Notwithstanding any provision contained in Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days’ prior written notice to Landlord, to engage in any of the following transactions (each a “Permitted Transfer”) and to Transfer the Lease to any of the following entities (each, a “Permitted Transferee”), so long as the Permitted Transferee has a tangible net worth and net current assets sufficient to fulfill the obligations of the original Tenant under this Lease being assumed by the Permitted Transferee and no less than the tangible net worth and net current assets of Tenant immediately prior to such Transfer: (i) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” of Tenant. The provisions of Sections 14.2, 14.3 and 14.7 shall not apply with respect to a Permitted Transfer, but any transfer pursuant to the provisions of this Section 14.9 shall be subject to all other terms and conditions of this Lease, including the provisions of this Section 14.9, Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term “Affiliate” of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant’s parent or subsidiary, as the case may be. “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord’s prior written consent and complying with all other applicable provisions of this Article 14.

15. DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) Tenant fails to make any payment of Rent or any other amount payable pursuant to this Lease when due, or any amount required to replenish the security deposit as provided in Section 4, if payment in full is not received by Landlord within five (5) Business Days after written notice that it is due; provided, however, that with respect to Rent, Tenant shall be entitled to such notice and cure period no more often than two (2) times each calendar year, and after the second such notice in any calendar year Landlord shall not be required to give the above-referenced notice prior to declaring an Event of Default. If Landlord accepts any past due rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due rent which Landlord has accepted.

(b) Tenant abandons the Premises; provided, however, that if Tenant is performing all of its other obligations under this Lease, then Tenant shall not be deemed to have abandoned the Premises for purposes of this Section 15.1(b) simply by moving out of the Premises.

(c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Section 20 (Encumbrances) and Section 21 (Estoppel Certificates and Financial Statements).

(d) Tenant violates the restrictions on Transfer set forth in Section 14 (Assignment and Subletting).

(e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such 30-day period, Tenant fails within such 30-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d) Landlord may remove all of Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, then at any time after Landlord has given Tenant five (5) days written notice of such property left by Tenant in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

15.3 Landlord’s Default. Landlord shall not be deemed to have defaulted under this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord pursuant to the express terms of this Lease. For purposes of this Section 15.3, a reasonable time shall in no event be less than thirty (30) days after Landlord’s receipt of written notice from Tenant specifying the obligation that Landlord has not performed and the provision of this Lease that requires performance. If Landlord determines that Landlord requires more than thirty (30) days after its receipt of Tenant’s notice to perform such obligation, then Landlord shall not be in default under this Lease if Landlord commences to perform such obligation within thirty (30) days after its receipt of Tenant’s notice and thereafter diligently pursues performance of such obligation.

16. LATE CHARGE AND INTEREST.

16.1 Late Charge. If any payment of Rent is not received by Landlord within five (5) Business Days after Tenant’s receipt of written notice thereof, Tenant shall pay to Landlord on demand as a late charge (the “Late Charge”) an additional amount equal to five percent (5%) of the overdue payment; provided, however, that Tenant shall be entitled to such notice and cure period no more often than once each calendar year, and after the first such notice in any calendar year Landlord shall not be required to give the above-referenced notice prior to charging the Late Charge.

16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of eight percent (8%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Upon prior notice as set forth in the following sentence, Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises, the Building and/or the Property. Prior to entering the Premises, Landlord shall give Tenant notice as follows: (i) in an emergency situation, no notice shall be required; (ii) during Business Hours, Landlord may enter the Premises upon oral notice given at any time; and (iii) after Business Hours, Landlord may enter the Premises upon one (1) Business Day’s prior oral or written notice. During all entries of Landlord onto the Premises, Tenant shall have the option of having an employee of Tenant present, but that shall not be a condition to Landlord’s right to enter the Premises. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19. SURRENDER AND HOLDING OVER.

19.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove (i) all telephone and other cabling installed in the Building by Tenant, (ii) all Tenant’s personal property, (iii) any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6 (Tenant Improvements & Alterations) and (iv) any portions of the Tenant Improvements that Landlord has elected to require Tenant to remove during the plan approval process pursuant to Exhibit B, and Tenant shall repair any damage caused to the Premises or the Property by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after written notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises (and any other part of the Property for which Tenant has keys) and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are retained by Landlord. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or determined to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon thirty (30) days’ written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”), Tenant shall execute and deliver to Landlord, within ten (10) Business Days after written request by Landlord and In the form requested by Landlord (and/or the holder of any Encumbrance) any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence.

20.2 Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1 Estoppel Certificates. Within ten (10) Business Days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant’s special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate. In addition, Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, that Tenant has no claims or offsets against Landlord, and that not more than one month’s Base Rent has been paid in advance.

21.2 Financial Statements. Within ten (10) Business Days after written request therefor, but not more than twice a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, If such is Tenant’s normal practice, audited by an independent certified public accountant). Landlord shall maintain such financial information in confidence, but shall be allowed to disclose such information to its partners, members, lenders and other parties with a legitimate need to know such information. If Tenant provides Landlord with a reasonable nondisclosure agreement at the time of providing such financial information to Landlord, then Landlord shall require that such agreement be executed by all third parties to whom Landlord provides such financial information.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) Business Day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) Business Days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 (Encumbrances), Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant, in the amount specified in the Basic Lease Information. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Work Letter Agreement, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord, upon written notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29. CONSENTS AND APPROVALS.

29.1 Determination In Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31. BROKERS. Landlord shall pay the commission owing to Landlord’s Broker (as identified in the Basic Lease Information) in accordance with Landlord’s separate written agreement with the Landlord’s Broker. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Brokers identified in the Basic Lease Information. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives. Landlord shall indemnify and hold Tenant harmless from any claims for a commission made by Landlord’s Broker.

32. RELOCATION OF PREMISES. Intentionally omitted,

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 (Assignment and Subletting) and Section 28 (Landlord’s Liability), this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect.

The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Unless the context requires otherwise, capitalized terms used in this Lease shall have the meanings given for them in this Lease (including the Basic Lease Information). Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. References in this Lease to “Sections” or “Articles” shall mean, unless the context requires otherwise, the Sections and Articles of this Lease. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written,

LANDLORD:			TENANT:

FORWARD ONE, LLC,			H5,
A California limited liability company			A California corporation

By:	FORWARD TIME CORPORATION,		By:	[Illegible]
	a California corporation, its Manager		Name:	[Illegible]
			Title:	[Illegible]

	By:	/s/ Paul Zen	By:	[Illegible]
		Paul Zen	Name:	[Illegible]
		Vice President	Title:	CEO

(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

EXHIBIT A 1

INITIAL PREMISES

FULL FLOOR

2nd FLOOR
N
200
TURKEL ARCHITECTURE GROUP
architecture • planning • interiors

EXHIBIT A 1

INITIAL PREMISES

FULL FLOOR

N
3rd FLOOR
300
305
310
315
320
PROJECT: 71 STEVENSON
BUILDING: 01
FLOOR: 03
SUITE: ALL
TURKEL
ARCHITECTURE
GROUP
architecture + planning + interiors
LOS ANGELES CA

EXHIBIT A 2

"MUST TAKE SPACE"

FULL FLOOR

0515
0520
0525
0530
0510
0500
0505
N

5th FLOOR

PROJECT: 71 STEVENSON
DATE: 29 NOV 04 | BUILDING: 01
SCALE: 1/8"=1'-0" | FLOOR: 05
P/N: 253.01 | SUITE: ALL

TURKEL ARCHITECTURE GROUP
architecture • planning • interiors

TEL 323 467 7566
FAX 323 545 5918
6311 ROMAINE STREET
SUITE 7225
LOS ANGELES CA 90038

EXHIBIT B

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (“Agreement”) is made and entered into by and between Landlord and Tenant as of the date of the Lease. This Agreement is an integral part of the Lease. Capitalized terms which are used herein and defined in the Lease shall have the meaning given in the Lease. This Agreement shall apply both to the initial build-out of the Initial Premises (in which case the term “Premises” shall be deemed to refer to the Initial Premises and the term “Tenant Improvements” shall be deemed to refer to the Tenant Improvements with respect to the Initial Premises) and to the initial build-out of the Must Take Space (in which case the term “Premises” shall be deemed to refer to the Must Take Space and the term “Tenant Improvements” shall be deemed to refer to the Tenant Improvements with respect to the Must Take Space).

1. The Parties’ Respective Obligations.

1.1 Tenant Improvements. Tenant shall lease the Premises, and Landlord shall deliver the Premises to Tenant, in their “as is” condition as of the date of this Lease, except that Landlord shall perform the following work (collectively, the “Tenant Improvements”) and shall deliver possession of the Premises to Tenant with the Tenant Improvements “Substantially Completed” (as defined in Section 2.3 below):

(i)	the work set forth in Tenant’s Final Plans (as defined in Section 4.2.2 below);

(ii)	all other work to the Premises required to comply with all applicable Laws relating to the Premises (including, without limitation, so-called “core walls”), including, without limitation, all fire and life safety code compliance work and all work required to be performed in order to bring the Premises into compliance with the disabled access requirements of the San Francisco Building Code and any other laws, codes, rules and regulations relating to handicap access (“ADA Requirements”), except that Landlord shall be responsible for the cost of complying with ADA Requirements relating to the restrooms in the Premises as set forth in clause (iv) below;

(iii)	all fire and life safety code compliance work and other code compliance work (including ADA Requirements and Title 24) in the Common Areas (for purposes hereof, “Common Area” expressly excludes all space and facilities located on the 2nd, 3rd and 5th Floors of the Building) and the path of travel to the Premises, to the extent such work is located outside of (and not including) the demising walls of the Premises, that is required to comply with applicable Laws as a result of performing the work set forth in Tenant’s Final Plans;

(iv)	all improvements to the restrooms in the Premises required to comply with ADA Requirements (but excluding all work in the restrooms that is not required by ADA Requirements, which work [if any] shall be addressed in Tenant’s Final Plans and be covered by clause [i] above); and

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(v)	any other work not within the scope of clauses (i) through (iv) above that is required as a result of the work described in Tenant’s Final Plans, either because it is required to comply with applicable Laws or due to physical site conditions or engineering requirements.

1.2 Responsibility for Plans, Permits and Approvals. As more particularly set forth in Section 4 below, Tenant shall be responsible for: (i) preparing and providing to Landlord all plans, specifications and construction documents for the Tenant Improvements; and (ii) obtaining all permits and approvals necessary for the construction of the Tenant Improvements.

1.3 Cost of the Tenant Improvements. Subject to the TI Allowance (and, if applicable, the Excess TI Allowance) described in Section 3.1 below, Tenant shall be responsible for all of the following costs and expenses (collectively, “Tenant’s TI Costs”): (a) all architectural, design and permit fees for the Tenant Improvements; (b) all hard and soft costs (including, without limitation, all costs of construction, contractors’ profit and overhead, design, permits and approvals) of that portion of the Tenant Improvements described in clauses (i), (ii) and (v) of Section 1.1 above; and (c) a construction management fee payable to Landlord in the amount of $40,000.00. The portion of the Tenant Improvements described in clauses (iii) and (iv) of Section 1.1 above (other than architectural, design and permit fees relating thereto) shall be performed at Landlord’s sole cost and expense. As part of the TI Allowance (and, if applicable, the Excess TI Allowance), Landlord shall pay the general contractor constructing the Tenant Improvements as and when required by the construction contract entered into pursuant to Section 2.3 below. As part of the TI Allowance (and, if applicable, the Excess TI Allowance), Landlord shall pay the fee for the building permit and the fees to Brereton Architects no later than ten (10) Business Days after Landlord’s receipt of a written invoice for such charges and supporting documentation explaining the amount and nature of the claimed charges. Other than to the extent expressly contained within the scope of the Tenant Improvements as set in Section 1.1 above, Landlord shall have no obligation to perform any work or to make any improvements to the Premises (including, without limitation, the mechanical equipment and other equipment serving the Premises) or any other part of the Building. The $40,000.00 construction management fee set forth above is in lieu of the construction management fee specified in Section 6.4 of the Lease.

1.4 Tenant’s Work. Except to the extent expressly included in the scope of the Tenant Improvements, Tenant shall be responsible for performing all other work in and to the Premises that is required to prepare the Premises for Tenant’s use and occupancy pursuant to the Lease (“Tenant’s Work”). Notwithstanding that such work may be shown on Tenant’s Final Plans, Tenant’s Work shall include (and the Tenant Improvements shall exclude) the installation of all conduit and Telecom Cable in and serving the Premises, all of which work shall be done according to plans and specifications, and by contractors, approved by Landlord in writing. If such conduit already exists and is capable of accommodating Tenant’s Telecom Cable, then Tenant shall be allowed to use such existing conduit. Tenant’s Work shall be performed at Tenant’s sole cost and expense, and the TI Allowance and the Excess TI Allowance shall not be available to pay the cost of Tenant’s Work, except to the extent provided in Section 3.3 below.

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Tenant’s Work shall comply with all applicable Laws. Only new and high quality materials of a type consistent with Class A office space shall be used in the construction of Tenant’s Work. Tenant’s Work shall be performed strictly in accordance with plans and specifications approved in writing by Landlord and in compliance with this Agreement and the relevant terms and provisions of the Lease, All contractors performing any portion of Tenant’s Work shall be subject to Landlord’s prior written approval and shall carry the insurance required by Section 7 below.

1.5 Tenant’s Representative. Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant’s Representative with respect to all approvals, directions and authorizations pursuant to this Agreement.

1.6 Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

2. Selection of Contractor.

2.1 Bidding Contractors. Promptly following Landlord’s approval of Tenant’s Final Plans pursuant to Section 4.2.2 below, Landlord shall request at least two (2) general contractors selected by Landlord to bid on the construction of the Tenant Improvements (collectively, the “Bidding Contractors”). Landlord shall consider, but shall not be obligated to include, any contractor requested by Tenant to be included as a Bidding Contractor, provided that Tenant notifies Landlord of such contractor(s) concurrently with Tenant’s providing Landlord the first draft of Tenant’s Preliminary Plans pursuant to Section 4.2.1 below. Any Bidding Contractor not selected by Tenant shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall be deemed to have approved any Bidding Contractor if Tenant has not provided written notice of Tenant’s objection to such Bidding Contractor within five (5) days following receipt of Landlord’s list of Bidding Contractors. The Bidding Contractors shall have experience in constructing tenant improvements in the Building or other buildings in the vicinity of the Building. Landlord shall request each Bidding Contractor to competitively bid all subcontracts for major components of the Tenant Improvements and to provide Landlord and Tenant with a final and binding cost estimate for the work shown in Tenant’s Final Plans.

2.2 Selection of Contractor. Landlord shall deliver copies of all of the bids to Tenant. Landlord and Tenant shall then mutually and jointly review the bids in order to determine which of the Bidding Contractors is best able to complete the Tenant Improvements in accordance with the schedule and within a budget approved in writing by Landlord and Tenant. If Landlord and Tenant are not able mutually to agree on the selection of the contractor to perform the Tenant Improvements, then Landlord shall make such decision, which shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall be deemed to have approved the contractor selected by Landlord if Tenant has not provided written notice of Tenant’s objection within five (5) days after being informed of Landlord’s selection. Tenant acknowledges that the lowest bid may not necessarily be the bid selected. The

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contractor selected from among the Bidding Contractors is hereinafter referred to as the “Contractor.” The cost of the Tenant Improvements as indicated in the approved bid of the Contractor is hereinafter referred to as the “Approved Cost Estimate.”

2.3 Construction of Tenant Improvements. Upon approval by Landlord and Tenant of Tenant’s Final Plans, Landlord shall enter into a construction contract with the Contractor, which contract shall be either a fixed price contract or a contract for the cost of the work plus a fee. The Contractor shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or prior to the Commencement Date or the Must Take Commencement Date, as applicable. The Tenant Improvements shall be deemed to be “Substantially Completed” when: (a) the Tenant Improvements in the Premises are completed in compliance with Tenant’s Final Plans, except for (i) furnishing details, (ii) minor omissions, defects or mistakes, (iii) decorations, (iv) mechanical adjustments and (v) other matters of the type typically included on “punch lists”; and (b) Tenant has received temporary inspection approvals relating to the Tenant Improvements in the Premises from the local building department having jurisdiction over the Tenant Improvements. The terms “Substantial Completion” and “Substantially Complete” shall refer to and include the definition of Substantially Completed as set forth above. Following Substantial Completion of the Tenant Improvements and before Tenant takes possession of the Premises (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord, Tenant and the Contractor shall inspect the Premises and collectively prepare a “punch list” of agreed items remaining to be completed. The Contractor shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and the Contractor in completing the items on the punch list.

3. Tenant Improvement Allowances.

3.1 TI Allowance and Excess TI Allowance. Landlord shall provide Tenant a “TI Allowance” of up to $45.00 per rentable square foot contained in the Premises, but not exceeding the actual cost of Tenant’s TI Costs, If Tenant’s TI Costs exceed the TI Allowance, then Landlord shall provide Tenant an additional “Excess TI Allowance” of up to $20.00 per rentable square foot contained in the Premises, but not exceeding the actual cost of Tenant’s TI Costs. The amount of the Excess TI Allowance required shall be finally determined following Substantial Completion of the Tenant Improvements. Upon such determination, the amount of Excess TI Allowance actually utilized shall be amortized over the initial 7-year Term of the Lease, with an interest rate of eight percent (8%) per annum, and the schedule of Base Rent shall be adjusted and increased accordingly. If as of the time of such calculation the initial 7-year Term of the Lease has already commenced, then Tenant shall immediately pay to Landlord any amortization payments allocable to the portion of the Term that has already passed as of the time of such calculation.

3.2 Above-Allowance Costs. If the Approved Cost Estimate indicates that Tenant’s TI Costs will exceed the TI Allowance and the Excess TI Allowance, then Tenant shall pay such excess amount (the “Above-Allowance Costs”) to Landlord in cash prior to, and as a condition to, the commencement of the Tenant Improvements. Tenant’s obligation to pay the Above-Allowance Costs prior to the commencement of the Tenant Improvements is both a material covenant by Tenant and a condition precedent, for Landlord’s benefit only, to Landlord’s

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obligation to commence the Tenant Improvements. In no event shall the Approved Cost Estimate or Landlord’s estimate of the Excess TI Allowance or the Above-Allowance Costs limit Tenant’s obligation to pay the full amount of Tenant’s TI Costs (subject to the TI Allowance and the Excess TI Allowance). Tenant shall be responsible for the full amount of Tenant’s TI Costs, subject only to Landlord’s contribution of the TI Allowance and the Excess TI Allowance.

3.3 Costs Subject to Allowances. The TI Allowance and the Excess TI Allowance shall be applicable to all hard and soft costs of the Tenant Improvements, except that no portion of the TI Allowance or the Excess TI Allowance shall be applicable to any of the following: (i) Tenant’s Work, (ii) Tenant’s trade fixtures, office equipment or other equipment, (iii) Tenant’s inventory, promotional materials or related expenses, (iv) Tenant’s moving costs, or (v) the cost of the installation of any conduit and Telecom Cable serving the Premises; provided, however, that an amount of up to $5.00 per rentable square foot of the Premises shall be available for the total cost of the items listed in clauses (ii), (iv) and (v), which amount Landlord shall reimburse to Tenant upon the later to occur of (x) Tenant’s taking possession of the Premises and commencement of its business operations therein and (y) ten (10) Business Days after Landlord’s receipt of a written invoice for such charges and supporting documentation explaining the amount and nature of the claimed charges.

4. Approval of Plans.

4.1 Notification of Architect. Tenant shall be responsible for preparing Tenant’s Preliminary Plans and Tenant’s Final Plans. Tenant shall engage Lance Williams of Brereton Architects, 909 Montgomery Street, Suite 260, San Francisco, California (phone 415-546-1212), as the licensed architect to prepare Tenant’s Preliminary Plans and Tenant’s Final Plans. Tenant shall retain such architect’s administrative services throughout the performance of the Tenant Improvements and Tenant’s Work.

4.2 Submittal of Plans.

4.2.1 Tenant’s Preliminary Plans. As soon as practicable after the execution of the Lease, Tenant shall deliver to Landlord, for Landlord’s review and approval, “Tenant’s Preliminary Plans” for the Initial Premises. On or before October 31, 2008, Tenant shall deliver to Landlord, for Landlord’s review and approval, “Tenant’s Preliminary Plans” for the Must Take Space. All Preliminary Plans must show all of the following with respect to the applicable Premises: (i) interior elevations; (ii) a floor plan; (iii) architectural finish schedule; (iv) reflected ceiling plans; (v) electrical, mechanical and plumbing plans; and (vi) outline specifications. Tenant’s Preliminary Plans shall be based on and consistent with the “test fit” prepared by Brereton Architects, entitled “Internal Rendering Prepared by H5 - 12-06-07,” for each of Floors 2, 3 and 5. Within seven (7) Business Days after Landlord’s receipt of Tenant’s Preliminary Plans, Landlord shall either approve or disapprove Tenant’s Preliminary Plans. If Landlord disapproves Tenant’s Preliminary Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto and Tenant shall make such changes.

4.2.2 Tenant’s Final Plans. No later than February 8, 2008, Tenant shall deliver to Landlord, for Landlord’s review and approval, “Tenant’s Final Plans” for the Initial Premises. No later than December 1, 2008, Tenant shall deliver to Landlord, for Landlord’s

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review and approval, “Tenant’s Final Plans” for the Must Take Space. All Final Plans must be complete plans, specifications and working drawings for the portion of the Premises to which they relate, and must incorporate and be consistent with the Preliminary Plans for the portion of the Premises to which they relate, as previously approved by Landlord, and must show in detail the intended design, construction and finishing of all portions of the work, in sufficient detail for construction. Within seven (7) Business Days after Landlord’s receipt of Tenant’s Final Plans, Landlord shall either approve or disapprove Tenant’s Final Plans. If Landlord disapproves Tenant’s Final Plans, then Landlord shall state in reasonable detail the changes that Landlord requires to be made thereto and Tenant shall make such changes. Tenant shall have no right to revise Tenant’s Final Plans after Landlord has approved them. Landlord shall have the right to modify Tenant’s Final Plans, without Tenant’s consent, to correct any errors, omissions or inconsistencies in Tenant’s Final Plans or to conform them to field conditions.

4.2.3 Tenant’s Application for Permits. Tenant shall apply for all permits and approvals necessary in connection with the Tenant Improvements no later than two (2) Business Days after Landlord’s approval of Tenant’s Final Plans. On or before March 1, 2008, Tenant shall obtain and provide to Landlord all permits and approvals necessary in connection with the Tenant Improvements relating to the Initial Premises. On or before December 31, 2008, Tenant shall obtain and provide to Landlord all permits and approvals necessary in connection with the Tenant Improvements relating to the Must Take Space.

4.3 Landlord’s Approval. Landlord’s approval of any of Tenant’s plans, signs or materials samples shall not be valid unless such approval is in writing and signed by Landlord. Landlord’s approval of any of Tenant’s plans, including any preliminary draft or version thereof, shall not be deemed to be a representation as to their completeness, adequacy for Tenant’s intended use of the Premises or compliance with applicable Laws.

5. Tenant Delay. As used herein and in the Lease, the term “Tenant Delay” means: (i) Tenant’s failure to prepare or submit Tenant’s Preliminary Plans, Tenant’s Final Plans or any other plans, specifications and information within the time periods specified in this Agreement; (ii) Tenant’s failure to apply for, or furnish to Landlord, permits and approvals or to do any other act within the time periods specified in this Agreement; (iii) any delay caused by Tenant’s or Tenant’s agents, employees or contractors (including, without limitation, Tenant’s architect) providing Landlord or the Contractor with incomplete or inaccurate information; (iv) any delay caused by the inclusion in the Tenant Improvements of any materials, equipment, fixtures or other items with “long lead times” (including any items that are rare or not readily available, and any custom fabricated items); (v) any delay caused by any change, addition or alteration in or to Tenant’s Final Plans after they have been approved by Landlord; and/or (vi) any other delay requested or caused by Tenant, including, without limitation, any delay in the Tenant Improvements caused by Tenant’s Work or Tenant’s contractors. Tenant shall be responsible for all Tenant Delay and shall pay to Landlord any and all costs and expenses incurred by Landlord as a result of any Tenant Delay.

6. Performance of Tenant’s Work.

6.1 Coordination of Tenant’s Work. Tenant’s contractors shall perform Tenant’s Work in a manner and at times that do not Interfere with the ongoing business operations in the

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Building or with the Tenant Improvements. Tenant and its contractors shall not do anything that would jeopardize the labor relations of others in the Building and Tenant shall use union labor if required by Landlord. Tenant shall be responsible for any delays in the completion of the Tenant Improvements caused by Tenant’s Work,

6.2 Staging Areas. Storage of Tenant’s contractors’ construction materials, tools and equipment shall be confined within the Premises. In no event shall any materials or debris be stored in the common areas. Tenant’s contractors shall not run pipes or conduits over or through any other tenant’s space, or the common areas, except as directed by Landlord.

6.3 Supervision of Contractors. Tenant’s Work shall be performed in accordance with such reasonable rules and regulations as Landlord shall promulgate from time to time. Tenant acknowledges that other construction work may be in progress at the Building and that conflicts between Tenant’s Work and such other work shall be subject to final resolution by Landlord’s representatives. Tenant shall be fully responsible for, and shall indemnify, defend and protect Landlord with respect to, the operations and activities of Tenant’s contractors and all other individuals or contractors employed by Tenant in the completion of Tenant’s Work. All such contractors and/or individuals shall repair any damage which they may cause to any work in the Premises or the Building.

7. Insurance Required of Tenant and Tenant’s Contractors.

7.1 Workers’ Compensation and Liability Insurance. Tenant’s contractors shall carry, at a minimum, the following coverages, with the following limits of liability:

(a) Workers’ Compensation. Workers’ Compensation, as required by state law, plus Employer’s Liability Insurance, with a limit of not less than five hundred thousand dollars ($500,000.00), and any other insurance required by any employee benefit statute or other similar statute.

(b) Liability. Commercial General Liability Insurance (including Contractor’s Protective Liability) with a minimum combined single limit of liability of not less than three million dollars ($3,000,000.00) and an annual general aggregate limit of not less than five million dollars ($5,000,000.00). Such insurance shall not exclude coverage for explosion, collapse and underground hazard. All such insurance shall provide coverage against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomsoever belonging and arising from such contractor’s operations, whether such operations are performed by Tenant’s general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

7.2 Tenant’s Liability Insurance. At all times during the performance of Tenant’s Work, Tenant shall obtain and maintain the liability insurance required to be maintained pursuant to the Lease. If required in order to provide such coverage, such policy shall be endorsed to insure against any loss or damage arising out of the performance of Tenant’s Work.

7.3 Additional Insureds. Except as otherwise required by the express terms of this Agreement, all such insurance policies required under this Agreement shall include Landlord and

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Landlord’s agents as additional insureds, except Workers’ Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord and its agents. All of Tenant’s insurance in which Landlord is required to be an additional insured shall provide that such insurance coverage shall not be reduced below the levels required by this Agreement or cancelled except upon thirty (30) days’ prior written notice to Landlord. Tenant shall provide Landlord with certificates of insurance upon the execution of the Lease and prior to the commencement of Tenant’s Work. Such certificates shall indicate that such insurance complies with the requirements of this Section 7, including the requirement that such insurance coverage shall not be cancelled except upon thirty (30) days’ prior written notice to Landlord.

8. Liens. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord unconditional lien waivers from all contractors and suppliers and certification in form acceptable to Landlord showing that all bills of every description resulting from Tenant’s Work have been paid. Tenant shall keep the Premises free and clear of all claims and liens and shall indemnify, defend and protect Landlord against, and hold Landlord harmless from, any and all such claims and liens including, but not be limited to, attorneys’ fees and costs.

INITIALS

Landlord	[Illegible]

Tenant	[Illegible]

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EXHIBIT C

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease. Tenant shall faithfully observe and comply with the following Building Rules. Landlord shall not be responsible to Tenant for the nonperformance of any of such Building Rules by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. In the event of any conflict between the Building Rules and the other provisions of this Lease, the provisions of this Lease shall control.

1. Use of Common Areas. Tenant will not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant will not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises. The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2. Building and Premises Access. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Francisco, California area. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes. The Landlord Parties shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance thereof by any means it deems appropriate for the safety and protection of life and property. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

3. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

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4. Signage. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises visible from the Building, the exterior of the Building or any Common Areas of the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Building and shall cooperate with Landlord and its agents of Landlord to prevent same.

5. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant shall not use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

6. Limits on Vending Machines and Cooking in Premises. No cooking shall be done or permitted on the Premises. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens or in any kitchen shown on the Approved Plans may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations and provided that such activity does not generate odors outside the Premises. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

7. Janitorial Services. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

8. Keys and Locks. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. All mechanical locks in or at the Premises and all doors to the Premises must be on Landlord’s master system. Tenant shall bear the cost of any lock changes or repairs required

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by Tenant. Landlord will furnish Tenant magnetic card keys for after-hours access to the Building and/or elevator, and six (6) mechanical keys for access to the Premises. Tenant shall pay to Landlord a non-refundable fee of $35 for each after-hours Building access card issued to Tenant. The fee for the after-hours Building access cards shall not returned by Landlord at the expiration or termination of the Term. Any additional mechanical keys required by Tenant must be obtained from Landlord at a reasonable non-discriminatory cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

9. Moving of Freight and Weight. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates on a non-discriminatory basis. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Landlord reserves the right to require that safes and all heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight.

10. Freight Elevators. No furniture, packages, supplies, equipment or merchandise will be carried up or down in the freight elevator except during such hours and along such routes and by such persons as may be designated by Landlord. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral Landlord shall supply nonexclusive freight elevator service twenty-four (24) hours per day, seven (7) days per week, subject to such scheduling as Landlord in its discretion deems appropriate, without additional charge other than for additional security during times other than Business Hours on Business Days. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

11. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other tenant or Landlord’s property managers by reason of noise, odors, or vibrations, or otherwise interfere with other tenants in the Building or those having business therein. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant shall not use or keep in or on the Premises, the Building, or the Property any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except Tenant may use and store normal small quantities of such materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, provided such use and storage complies with applicable environmental Laws. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises. At the expiration or termination of this Lease Tenant shall remove all such materials

Exhibit C, Page 3

from the Premises and the Property. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

12. No Smoking or Loitering. Tenant must comply with all applicable “No-Smoking” or similar ordinances or Laws. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

13. Air Conditioning and Efficiency of Utilities. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

14. Animals and Vehicles. Tenant shall not bring into or keep within the Building or the Premises any bicycles or other vehicles, except in areas designated by Landlord, or any animals (except for guide dogs or other service animals required by any disabled employee or invitee of Tenant), birds or aquariums.

15. Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

16. Window Coverings and Lighting. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than building standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to any window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, and which have a view of any interior portion of the Building or Common Areas. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.

17. Surfaces and Walls. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the

Exhibit C, Page 4

violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent, except for art work in the Premises. In addition, Tenant may secure office furniture and mount office supplies in the Premises by attachment to the interior walls, on the condition that upon expiration or termination of this Lease and following the removal of any such office furniture and office supplies, Tenant repair all damage resulting from the attachment of such office furniture and office supplies.

18. Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord. Landlord may designate a manager for the Building’s risers (the “Riser Manager”). Tenant and Tenant’s contractors will cooperate with such Riser Manager.

19. Tenant Requests. The requirements of Tenant will be attended to only upon application at the management office for the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

20. Plumbing Facilities. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

21. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

22. Refuse. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate and by Landlord as part of its janitorial service. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

23. Violation of Rules and No Soliciting. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the

Exhibit C, Page 5

influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Building Rules. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

24. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Responsibility for Safety and Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

26. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

27. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

28. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 (Events of Default).

29. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

Exhibit C, Page 6

30. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

Exhibit C, Page 7

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated and effective as of November 12, 2009, and is made by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and H5, a California corporation (“Tenant”).

Recitals

A. Landlord and Tenant entered into that certain Lease dated December 11, 2007 (the “Lease”). Pursuant to the Lease, Tenant leases the Premises consisting of the entire 2nd, 3rd and 5th Floors of the Building, containing a total of 53,411 rentable square feet of space.

B. Landlord and Tenant desire to amend the Lease as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Amendment (including the Recitals) shall have the same meaning given such terms in the Lease. If a capitalized term used in the Lease is given a modified definition in this Amendment, then such modified definition shall be used in the interpretation of the Lease,

2. Revised Expiration Date. The Expiration Date is hereby amended to be June 30, 2017. The Option granted in Section 2.4 of the Lease shall apply following the revised Expiration Date of June 30, 2017.

3. Revised Schedule of Base Rent.

(a) Effective December 1, 2009, the schedule of Base Rent set forth in the Basic Lease Information shall be superseded with and replaced by the following, and Tenant shall pay Base Rent as follows, plus the additional increment of Base Rent on account of the Excess TI Allowance (as described below):

Base Rent:

Months of Term	Monthly Installments of Base Rent	Annual Rental Rate per Rentable Square Foot

Tenant acknowledges and agrees that, pursuant to Section 3.1 of Exhibit B to the Lease: (i) Landlord has provided an Excess TI Allowance of             which sum is being amortized over the initial 7-year Term of the Lease (commencing on July 2008), at the interest rate of eight

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percent (8%) per annum; and (ii) pursuant to such amortization schedule, Tenant has been paying monthly installments of             as an additional increment of Base Rent. Accordingly, in addition to the Base Rent set forth in the above schedule of Base Rent, Tenant shall continue to pay an additional increment of Base Rent in the amount of             through June 30, 2015.

(b) Base Rent for the period commencing on July 1, 2015 and ending on June 30, 2016 shall be the fair market rent for the Premises (determined pursuant to the procedure set forth in Section 2.4 of the Lease) as of July 1, 2015             .

4. Remaining TI Allowance. Under Section 3.1 of Exhibit B to the Lease, Landlord agreed to provide Tenant a TI Allowance of up to             rentable square foot contained in the Premises. As of the date of this Amendment, there is a balance of             the TI Allowance that has not been utilized, Tenant shall have until June 30, 2015 to use the balance of the TI Allowance for the purposes set forth in Section 3.3 of Exhibit B to the Lease (and for no other purposes). If such balance is not used by June 30, 2015, then Landlord shall have no further obligation to fund any additional portion of the TI Allowance, and Tenant shall not be entitled to any credit for such unused portion of the TI Allowance.

5. Miscellaneous. Except as amended by this Amendment, the Lease has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matters contained herein and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed and delivered in multiple counterparts, each of which shall have the force and effect of an original, Faxed and emailed signatures shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

FORWARD ONE, LLC,			H5,
a California limited liability company			a California corporation

By:	FORWARD TIME CORPORATION, a California corporation, its Manager

	By:	/s/ Paul Zen	By:	/s/ Eoin Beirne
		Paul Zen		Eoin Beirne,
		Vice President		EMD

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is dated and effective as of April 20, 2010, and is made by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and H5, a California corporation (“Tenant”),

Recitals

A. Landlord and Tenant entered into that Lease dated December 11, 2007 (the “Original Lease”), as amended by that First Amendment to Lease dated November 12, 2009 (the “First Amendment”). As used in this Amendment, the term “Lease” means the Original Lease as amended by the First Amendment. Pursuant to the Lease, Tenant leases the Premises consisting of the entire 2nd, 3rd and 5th Floors of the Building, containing a total of 53,411 rentable square feet of space.

B. Tenant has subleased the 2nd and 5th Floors, but remains liable for all obligations with respect thereto, as provided in the Lease.

C. Landlord and Tenant desire to amend the Lease as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Amendment (including the Recitals) shall have the same meaning given such terms in the Lease. If a capitalized term used in the Lease is given a modified definition in this Amendment, then such modified definition shall be used in the interpretation of the Lease.

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2. Revised Schedule of Ease Rent.

(a) Effective June 1, 2010, the schedule of Base Rent set forth in the Basic Lease Information, as amended by the First Amendment, shall be further amended as set forth below, and Tenant shall pay Base Rent as follows, plus the additional increment of Base Rent on account of the Excess TI Allowance (as described below):

Base Rent:

Months of Term	Monthly Installments of Base Rent	Annual Rental Rate per Rentable Square Foot

06/01/2010 through 06/30/2010:

07/01/2010 through 06/30/2011:

07/01/201 l through 06/30/2012:

07/01/2012 through 06/30/2013:

07/01/2013 through 06/30/2014:

07/01/2014 through 06/30/2015:

07/01/2015 through 06/30/2017:

The foregoing rent schedule does not include, nor does it modify or affect, the additional increment of Base Rent payable by Tenant on account of the Excess TI Allowance previously provided by Landlord. Accordingly, in addition to the Base Rent set forth in the above schedule of Base Rent, Tenant shall continue to pay an additional increment of Base Rent in the amount of $10,961.16 per month through June 30, 2015.

(b) Tenant represents and warrants to Landlord that Tenant’s fiscal year ends on June 30 of each calendar year. Tenant shall provide Landlord with true and correct copies of Tenant’s unaudited financial statements no later than 62 days after the end of each of Tenant’s fiscal years. Tenant shall pay Landlord percentage rent (“Percentage Rent”) for fiscal years 2011, 2012 and 2013 as follows:

•

•

•

Notwithstanding the foregoing, the total amount of Percentage Rent that Tenant shall be required to pay pursuant to the foregoing provisions for fiscal years 2011, 2012 and 2013 shall not exceed, in the aggregate for all three fiscal years             . If Tenant shall have paid Percentage Rent pursuant to the foregoing provisions, then the aggregate amount of Percentage Rent actually paid by Tenant shall be divided by 12, and the resulting quotient shall be deducted from each month’s payment of Base Rent during the period July 1, 2014 through June 30, 2015.

(c) On or before June 30, 2010, Tenant must provide Landlord with documentation, satisfactory to Landlord in Landlord’s solo discretion, showing that at             has been invested in Tenant since the date of this Amendment, which investment must be in cash, and which must actually be funded prior to June 30, 2010. If Tenant fails to make the showing required by the preceding sentence on or before June 30, 2010, then the revisions to Base Rent made pursuant to this Section 3 shall be of no further force or effect after June 30, 2010, and after June 30, 2010, the Base Rent payable under the Lease shall be as set forth in Section 3 of the First Amendment and, concurrently with and in addition to Tenant’s payment of Rent for the month of July 2010, Tenant pay to Landlord the amount             which is the difference in Base Rent payable for June 2010 under the First Amendment, minus the Base Rent payable for June 2010 under this Amendment).

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3. No Further TI Allowance. Under Section 3.1 of Exhibit B to the Lease, Landlord agreed to provide Tenant a TI Allowance of up             rentable square foot contained in the Premises. As of the date of this Amendment, there is a balance of the TI Allowance that has not been utilized. In consideration of Landlord’s agreement to modify the rent schedule as set forth above, Landlord shall have no further obligation to fund any additional portion of the TI Allowance, and Tenant shall not be entitled to any credit for such unused portion of the TI Allowance.

4. Teachscape Leasing Commission. Upon Tenant’s presentation to Landlord of back-up documentation, satisfactory to Landlord in Landlord’s sole discretion, showing the amount of leasing commissions required to be paid by Tenant to the broker representing Teachscape, Inc. (“Teachscape”) in connection with the Sublease dated March 31, 2010, between Tenant, as sublessor, and Teachscape, as sublessee, Landlord shall pay to Tenant the lesser of             .

5. Miscellaneous. Except as amended by this Amendment, the Lease has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matters contained herein and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed and delivered in multiple counterparts, each of which shall have the force and effect of an original. Faxed and emailed signatures shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

FORWARD ONE, LLC,			H5,
a California limited liability company			a California corporation

By:	FORWARD TIME CORPORATION, a California corporation, its Manager

	By:	/s/ Paul Zen	By:	/s/ Eoin Beirne
		Paul Zen		Eoin Beirne,
		Vice President		EMD

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THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated as of April 18, 2011, and is entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and H5, a California corporation (“Tenant”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

Recitals:

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 11, 2007, as amended by a First Amendment to Lease dated as of November 12, 2009, and a Second Amendment to Lease dated as of April 20, 2010 (collectively, the “Lease”), pursuant to which Tenant leases from Landlord certain premises consisting of the entire 2nd, 3rd and 5th Floors of the Building (the “Premises”), and containing a total of 53,411 rentable square feet of space, Prior to the date hereof, Tenant, with the consent of Landlord, has subleased the entire 2nd and 5th Floors of the Building,

B. Concurrently with the execution of this Amendment, Tenant is subleasing the entire 3rd Floor of the Building to Lending Climb Corporation (“LC”, and the sublease to LC being referred to herein as the “LC Sublease”), and Tenant is relocating its operations to premises located on the 12th Floor of the Building, which it is subleasing from another tenant of the Building, IGT, a Nevada corporation. Landlord has agreed to consent to the LC Sublease on the terms and conditions contained in that Consent to Sublease dated April 15, 2011 (the “Landlord Consent”).

C. In conjunction with the LC Sublease, Landlord and Tenant wish to amend the Lease to evidence certain agreements relating to the LC Sublease.

NOW, THEREFORE, in consideration of the comments contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Reduction in Security Deposit. As of the data of this Amendment, Landlord and Tenant acknowledge that Landlord holds a cash Security Deposit in the amount             . Within three business days following the delivery to Landlord, and Landlord’s approval, of the letter of credit required by the Landlord Consent (the “LC Letter of Credit”), Landlord shall return to Tenant the amount             from the cash Security Deposit funds held by Landlord, and the Lease shall be deemed amended to provide that the Security Deposit shall be evidenced by a cash Security Deposit in the amount             (Landlord and Tenant acknowledging that the Letter of Credit component of the Security Deposit has previously been returned and has “burned off” in accordance with Section 4.3 of the Lease).

2. Landlord Draws for LC Monetary Default. At any time during which the LC Sublease is in effect between Tenant and LC, Tenant shall have the right to deliver to Landlord a written notice certifying that LC has committed a monetary Event of Default under the LC Sublease and specifying the amount of the default. Promptly following Landlord’s receipt of

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such notice, Landlord shall draw against the LC Letter of Credit in the amount of LC’s monetary Event of Default (as certified by Tenant in its notice to Landlord), provided that sufficient funds are then available under the LC Letter of C:redit. If at the time of Landlord’s receipt of such funds pursuant to the LC Letter of Credit Tenant has fully paid all rent and other sums owing from Tenant to Landlord under the Lease (including, without limitation, the monthly rent and other charges for the month with respect to which LC is in default under the Sublease) and is not otherwise in default or breach of any term or condition of the Lease, then Landlord shall forward to Tenant the funds that Landlord receives from its draw against the LC Letter of Credit (but not exceeding the amount of LC’s monetary default). Landlord shall have an obligation to disburse funds pursuant to this Section 2 only to the extent that funds are available, and actually paid, pursuant to the LC Letter of Credit. The terms of this Section 2 shall not limit any of Landlord’s rights or remedies under either the Lease or the Landlord Consent.

3. Counterparts. This Amendment may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement. Faxed and emailed signatures shall be deemed originals for all purposes.

4. Applicable Law and Interpretation. This Amendment shall be governed, construed and enforced in accordance with the law of the State of California. The language in all parts of this Amendment shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant,

5. Full Force and Effect. Except as amended hereby, the Lease remains unmodified and in full force and effect. From and after the date hereof, all references in the Lease to the Lease shall be to the Lease as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

LANDLORD:			TENANT:

FORWARD ONE, LLC,			H5,
a California limited liability company			A California corporation

By:	Forward Time Corporation, a California corporation, its Manager

	By:	/s/ Paul Zen	By:	/s/ Eoin Beirne
		Paul Zen		Eoin Beirne,
		Vice President		Executive Managing Director

			By:	/s/ Julia Brickwell
Julia Brickwell
Corporate Secretary

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FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE, (this “Amendment”), dated as of August 17, 2012 (the “Effective Date”), is entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and H5, INC., a California corporation (“Tenant”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Lease (as hereinafter defined),

Recitals

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 11, 2007 (the “Original Lease”), as amended by a First Amendment to Lease dated as of November 12, 2009 (the “First Amendment”), a Second Amendment to Lease dated as of April 20, 2010 (the “Second Amendment”) and a Third Amendment to Lease dated as of April 18, 2011 (the “Third Amendment”, and together with the Original Lease, the First Amendment and the Second Amendment, the “Lease”), pursuant to which Tenant leases from Landlord certain premises consisting of the entire 2nd, 3rd and 5th floors of the Building (the “Premises”), and containing a total of approximately 53,411 rentable square feet of space.

B. Prior to the date hereof, Tenant, as sublessor, has subleased, with the consent of Landlord, (i) the entire 2nd floor consisting of approximately 16,942 rentable square feet (the “Examiner Subleased Premises’) to San Francisco Newspaper Company, LLC, a Delaware limited liability company (the “Examiner”), as subtenant, pursuant to that certain sublease dated July 16, 2009 (the “Examiner Sublease”), and (ii) the entire 3rd floor consisting of approximately 18,221 rentable square, feet to Lending Club Corporation, a Delaware corporation, (“Lending Club”), as subtenant, pursuant to that certain sublease dated April 15, 2011 (the “Lending Club Sublease”).

C. Concurrently with and conditioned upon the mutual execution of this Amendment, the Examiner will enter into a sub-sublease (the “Examiner Sub-Sublease”) with Lending Club for the entire Examiner Subleased Premises for the remainder of the term of the Examiner Sublease, and the Examiner Sub-Sublease provides for Lending Club to pay to Tenant the amount of Two Hundred Fifty Thousand Dollars ($250,000,00) in consideration of Tenant’s consent to the Examiner Sub-Sublease (the “Cash Consideration”).

D. In accordance with the terms of the Lease, the Examiner Sub-Sublease requires the prior written consent of landlord, not to be unreasonably withheld.

E. Landlord is willing to consent to the Examiner Sub-Sublease, and, in addition, Landlord and Tenant wish to amend the Lease to evidence certain agreements relating to the Examiner Sub-Sublease and the Lending Club Sublease, and in other respects, each on the terms and conditions of this Amendment.

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NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent to Examiner Sub-Sublease and Lending Club Sublease.

(a) On the terms and conditions of that certain Consent to Sub-Sublease dated as of the Effective Date, a copy of which is attached hereto as Exhibit A, and of this Amendment, each of Tenant and Landlord consents to the Examiner Sub-Sublease. In consideration of Landlord’s consent to the Examiner Sub-Sublease, Tenant agrees to (i) direct Lending Club to pay directly to Landlord the “Cash Consideration” referred to in the Landlord Consent, in the amount of $250,000,00 (said sum being referred to in this Amendment as the “Cash Consideration”), and (ii) share with Landlord Tenant’s share of certain payments received from Examiner pursuant to the Examiner Sub-Sublease as provided in Paragraph 4(a) hereof. Payment of the amounts herein provided shall be deemed to satisfy Tenant’s obligations under Section 14.3 of the Lease (notwithstanding anything to the contrary provided therein).

(b) On the terms and conditions of that certain First Amendment to Sublease dated as of the Effective Date, a copy of which is attached hereto as Exhibit B, and of this Amendment, Landlord consents to the amendment of the Lending Club Sublease to add the Examiner Subleased Premises to the Lending Club Sublease upon the expiration or earlier termination of the Examiner Sub-Sublease the “Lending Club Second Floor Sublease”). The term of the Lending Club Second Floor Sublease will expire on June 30, 2017. In consideration of Landlord’s consent to the Lending Club Second Floor Sublease, Tenant agrees to share with Landlord Tenant’s share of certain payments received from Lending Club pursuant to the Lending Club Second Floor Sublease as provided in Paragraph 4(b) hereof. Payment of the amounts herein provided shall be deemed to satisfy Tenant’s obligations under Section 14.3 of the Lease (notwithstanding anything to the contrary provided therein). Landlord acknowledges and agrees that no excess rent or other Transfer Consideration is due under the Lending Club Sublease as currently in effect.

2. Amendment to Percentage Rent.

(a) Paragraph 2(b) of the Second Amendment is hereby amended to provide that the Percentage Rent payable by Tenant to Landlord for Tenant’s 2012 fiscal year (which ends on June 30, 2012) shall be in the amount of             and that said amount shall be paid by Tenant to Landlord as follows: (i) upon Landlord’s receipt of the Cash Consideration, Tenant will receive a credit in the amount of $            against the Percentage Rent (the difference between             and             in the amount of             shall be used by Landlord to pay for the legal fees and costs incurred by Landlord in connection with to Sub-Sublease and this Amendment); and (ii) the remaining balance in the amount of             will be paid by Tenant to Landlord in twelve (12) equal monthly installments of             beginning on August 1, 2012, and ending with one (1) final installment in the amount of             on August 1, 2013. There shall be no other payment(s) of Percentage Rent due and payable by Tenant to Landlord other than the amounts set forth in this Paragraph 2, with the intent of the parties that Paragraph 2(b) of the Second Amendment is deemed amended to delete the requirement that any Percentage Rent is payable with respect to Tenant’s 2013 fiscal year (and by its execution of this Amendment, Landlord acknowledges and agrees that no Percentage Rent was due and payable with respect to Tenant’s 2011 fiscal year), and the reference to the maximum amount of Percentage Rent of             deemed deleted with the intent that the Percentage Rent payable for Tenants 2012 fiscal year in accordance with this Paragraph shall be in lieu of said amount.

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(b) The final sentence of Paragraph 2(b), which provides for a deduction from each month’s payment of Base Rent during the period July 1, 2014 through June 30, 2015 based on the Percentage Rent previously paid by Tenant shall remain in effect and shall apply to the Percentage Rent payments made pursuant to Paragraph 2(a) above if Tenant shall have paid the Percentage Rent payments provided in Paragraph 2(a) above, with the intent that if such payments are made, Tenant shall be given a credit against Base Rent for the period July 1, 2014 through June 30, 2015 in the monthly amount of             per month.

3. Amendment to Base Rent for the Last Two Years of Lease Term. Paragraph 2(a) of the Lease is hereby amended to provide that for the period July 1, 2015 through June 30, 17, Tenant shall pay to Landlord Base Rent for the Premises based on an annual per rentable square foot rental rate of             with the intent of Landlord and Tenant that the reference in said Paragraph 2(a) as to the determination of Base Rent pursuant to Section 3(b) of the First Amendment, is deemed deleted).

4. Transfer Consideration. Subject to the payment to Landlord of the Cash Consideration, Landlord and Tenant agree to apportion any other non-rent consideration and any excess rent payable by Examiner to Tenant under the Examiner Sub-Sublease and any rent payable to Tenant under the Lending Club Second Floor Sublease in accordance with Section 14.3 of the Lease. Without limiting the generality of the foregoing, based on the Examiner Sub-Sublease and the Lending Club Second Floor Sublease, Landlord and Tenant agree that the following sums shall be apportioned as follows:

(a) Based on the Examiner Sub-Sublease, (i) Lending Club is paying to Examiner Base Rent for the premises subject thereto the amount of             , per annum, and the Base Rent payable by Examiner to Tenant under the Examiner Sublease             , (ii) Examiner’s out-of-pocket expenses and brokerage commissions paid in connection with the Examiner Sub-Sublease are             , which shall be amortized over the term of the Examiner Sub-Sublease, and (iii) the Examiner is assuming responsibility for certain excess electricity charges that Lending Club will incur in its use and occupancy of the Examiner Sublease Premises that Landlord passes through to Tenant under the Lease, and Tenant passes through to Examiner under the Examiner Sublease, in the estimated amount of             per month             (the “Excess Utility Charges”). Based on the foregoing, the excess rent consideration payable to Tenant from Examiner is             (the “Examiner Excess Rent”). Commencing on August 1, 2012, and continuing through June 30, 2015, the Examiner Excess Rent shall be distributed to the Examiner, Landlord and Tenant, as and when received by Examiner from Lending Club, as follows:             (“            Balance”) to Landlord and Tenant, payable as follows: to Landlord, an amount equal to the Balance times a fraction the numerator of which is 5 and the denominator of which is 11; and to Tenant, an amount equal to the Balance times a fraction the numerator of which is 6 and the denominator of which is 11. Based on the foregoing, Examiner would be entitled to             per annum (one half of             per annum,             and the balance in the amount of             per annum             [would] be paid to Landlord and Tenant, as and when received from Examiner, as follows             per annum to Landlord             times a fraction of 5 over 11)

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and             per annum to Tenant             times a fraction of 6 over 11). The Examiner Excess Rent will be reconciled at the end of each calendar year during the term of the Examiner Sub-Sublease based on actual Excess Utility Charges, and an adjustment made hereunder to Examiner Excess Rent between Landlord, Tenant and Examiner based thereon.

(b) Based on the Lending Club Second Floor Sublease, (i) Lending Club is paying to Tenant Base Rent for the premises subject thereto the amount of             per annum, for the period July 1 2015 through June 30, 2016, and             for the period July 1, 2016 through June 30, 2017, and the Base Rent payable by Tenant to Landlord under the Lease for said premises for the same period             and (ii) Tenant’s out of pocket expenses and brokerage commissions paid in connection with the Lending Club Second Floor Sublease [and]             , which amount shall be amortized over the term of the Lending Club Second Floor Sublease. Based on the foregoing, the excess rent consideration payable to Landlord from Tenant would             for the first year of the Lending club Second Floor Sublease             and             for the second year of the Lending club Second Floor Sublease             and shall be distributed to Tenant and Landlord, as and when received from Lending Club             .

5. Transaction Costs. Each of Landlord and Tenant shall bear their own attorneys’ fees and costs incurred in the negotiation and documentation of this Amendment, and such costs shall not be deemed costs incurred pursuant to Section 14.3 of the Lease.

6. Counterparts. This Amendment may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement. Faxed and mailed signatures shall be deemed originals for all purposes.

7. Applicable Law and Interpretation. This Amendment shall be governed, construed and enforced in accordance with the law of the State of California. The language in all parts of this Amendment shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

8. Full Force and Effect. Except as amended hereby, the Lease remains unmodified and in full force and effect. From and after the date hereof, all references in the Lease to the Lease shall be to the Lease as amended hereby. Nothing in this Amendment shall alter or reduce the amount paid by Tenant as Tenant’s Share of Operating Costs and Taxes.

9. Conflict. In the event of any conflict between this Amendment and the Lease, the terms of this Amendment shall govern.

10. Efficacy of this Amendment. This Amendment is conditioned on (i) the execution of the Examiner Sub-Sublease by the Examiner and Lending Club, (ii) the Amendment to Lending Club Sublease by Tenant and Lending Club in a form reasonably acceptable to Landlord, (iii) the execution of the Consent to Examiner Sub-Sublease and Consent to Lending Club Sublease by all of the parties signatory thereto, and (iv) payment to Landlord of the Cash Consideration. Should any one of these conditions not be satisfied, this Amendment shall terminate and shall be deemed null and void.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

LANDLORD:			TENANT:

FORWARD ONE, LLC,			H5,
a California limited liability company			a California corporation

By:	Forward Time Corporation,		By:	/s/ Eoin Beirne
	a California corporation, its Manager			Eoin Beirne,
Executive Managing Director

	By:	/s/ Perrine Zen	By:	/s/ Julia Brickwell
		Perrine Zen		Julia Brickwell
		Secretary and CFO		Corporate Secretary

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FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”), dated and effective as of May 1, 2013 (the “Effective Date”), is entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and H5, a California corporation (“Tenant”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

Recitals

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 11, 2007 (the “Original Lease”), as amended by a First Amendment to Lease dated as of November 12, 2009, a Second Amendment to Lease dated as of April 20, 2010, a Third Amendment to Lease dated as of April 18, 2011, and a Fourth Amendment to Lease dated as of August 17, 2012. As used in this Amendment, the term “Lease” means the Original Lease as so amended,

B. Landlord and Tenant desire to amend the Lease as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 15.1(a). Section 15.1(a) of the Original Lease is hereby amended and restated in its entirety as follows:

(a) Tenant falls to make any payment of Rent or any other amount payable pursuant to this Lease strictly as and when due, or fails to pay any amount required to replenish the security deposit as provided in Section 4, provided, however that Landlord agrees not to deliver any notice to pay rent or quit under California Code of Civil Procedure Section 1161 prior to May 22, 2013. If Landlord accepts any past due rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due rent which Landlord has accepted.

Section 15.1(a) of the Lease, as amended by this Amendment, shall apply, to any and all breaches of the Lease committed by Tenant committed before or after the date of this Amendment.

2. Counterparts. This Amendment may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement, Faxed and emailed signatures shall be deemed originals for all purposes.

3. Applicable Law and Interpretation. This Amendment shall be governed, construed and enforced in accordance with the law of the State of California. The language in all parts of this Amendment shall in all oases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

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4. Full Force and Effect. Except as amended hereby, the Lease remains unmodified and in full force and effect. From and after the date hereof, all references in the Lease to the Lease shall be to the Lease as amended hereby.

5. Conflict. In the event of any conflict between this Amendment and the Lease, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

LANDLORD:			TENANT:

FORWARD ONE, LLC, a California limited liability company			H5, a California corporation

By:	Forward Time Corporation,		By:	/s/ Eoin Beirne
	a California corporation			Eoin Beirne,
Its:	Manager			Executive Managing Director

	By:	/s/ Belinda Zen	By:	/s/ Julia Brickwell
	Name:	Belinda Zen		Julia Brickwell,
	Its:			Corporate Secretary

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EXHIBIT C

3RD FLOOR INVENTORY

71 Stevenson, 3rd Floor

Furniture Inventory

Item	Count	Size
Bookshelves Metal	13	3’x5’
Bookshelves Wood	2	3’x4’
Bookshelves wood (larger offices)	4	3’x6’
Bulletin boards	4	various sizes
cabinet metal (floor)	1	5’x2’1”x2’28 1/2”
Cabinet Wood (Floor)	1	5’x2’1”x2’28 1/2”
Cabinet Wood (Floor)	1	6’x19”x2’
Carpet squares replacement tiles	300	18”
Chair tan leather look high back	3	Large
Chairs black plastic stackable	28	Medium
chairs break room style wood	4	small
Chairs Brown with Orange Cushion	8	Large
Chairs dining room style	7	medium
Chairs Gray Lobby w/ Black Arms	4	Large
Chairs gray with side table insert	9	Large
Chairs metal with black mesh (boardroom)	39	Medium
Chairs misc colors (cubes)	55	Medium
Chairs purple (cubes)	83	Medium
Chairs red cloth (kitchen)	20	Medium
Cubes	63	Large,
Desk tan misc	1	Large
Desk U shape	1	Large
Desk white misc	1	Medium
Desks (free standing)	21	Boomerangs
File Cabinet 2 drawer squares	1	Small
File Cabinet 3 drawers gray	3	Medium
File cabinet blue drafting	1	40 1/2”x27 1/2”x30 1/2”

File Cabinets portable (cubes)	68	1 per cube
File Cabinets white (lobby)	2	Lobby
Projector (wail-mounted)	2	conf rooms 3B & 3L
Screen Mounted Flat	1	65”
Shelving unit (storage room)	1	8’x7’
Shelving units adjustable (storage rooms)	7	3’6”x7’
Stools red bar (kitchen)	5	Tall skinny
Table (Board Room)	1	21’x4’6”
Table (Lobby)	1	2’6”x2’6”x16”
Table (Meeting Room)	1	8’x4’
Table (Meeting Room)	1	14’x4’6”
Table (Meeting Room)	1	6’6”x32”
Table Coffee style	1	4’11”x1’9 1/2”x14”
Table dining room style	1	6’x4’
Table meeting room	1	8’x3 1/2’
Table meeting room	1	12’x4’
Table Round (kitchen)	1	41”
Table square glass coffee style	1	3’4”
Tables Round (kitchen)	4	24”
Tables Round (kitchen)	6	35”
Tables Round (larger offices)	2	48”
White Boards	3	60”
White Boards	9	80”
White Boards	1	100”
Reception Desk	1

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FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”), dated as of this, 17th day of August, 2012 (the “Effective Date”), is entered into by and between H5, a California corporation (“Sublessor”), and LENDING CLUB CORPORATION, a Delaware corporation (“Sublessee”). Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Sublease (as that term is hereinafter defined).

RECITALS

THE PARTIES enter this Amendment on the basis of the following facts, understandings and Intentions:

A. WHEREAS, pursuant to that certain Lease dated December 11, 2007 (the “Original Lease”), as amended by a First Amendment to Lease dated November 12, 2009 (the “First Amendment”, a Second Amendment to Lease dated April 20, 2010 (the “Second Amendment”), a Third Amendment to Lease dated April 18, 2011 (the “Third Amendment”), and a Fourth Amendment to Lease dated [August _, 2012] (the “Fourth Amendment”) (the Original Lease, as so amended, being referred to herein as the “Master Lease”), Forward One, LLC, a California limited liability company (“Landlord”), leased to Sublessor, as Tenant, approximately 53,411 rentable square feet of space (for purposes of this Amendment, the “Master Lease Premises”) located on floors 2, 3 and 5 of that certain building located at 71 Stevenson Street, San Francisco, CA (the “Building”).

B. WHEREAS, pursuant to that ce1tain Sublease dated April 15, 2011 (the “Sublease”), Sublessor leased to Sublessee that portion of the Master Lease Premises known as Suite 300 and comprising the entirety of the Master Lease Premises located on the 3rd floor of the Building and consisting of approximately 18,221 rentable square feet, as more particularly described in the Sublease (the “3rd Floor Premises”).

C. WHEREAS, pursuant to that certain Sublease dated July 16, 2009 (the “Examiner Sublease”), Sublessor leased to SF Newspaper Company, LLC, a Delaware limited liability company (“SFNC”), that portion of the Master Lease Premises known as Suite 200 and comprising the entirety of the Master Lease Premises located on the 2nd floor of the Building and consisting of approximately 16,942 rentable square feet, the outline of which is more particularly shown on Exhibit A attached hereto (the “Examiner Premises”).

D. WHEREAS, pursuant to that certain Sub-Sublease dated as of even date herewith (the “Sub-Sublease”), SFNC has leased to Sublessee the Examiner Premises on the terms and conditions set forth in the Sub-Sublease.

E. WHEREAS, Sublessor and Sublessee desire to amend the Sublease in certain respects, as hereinafter provided, to provide for the addition of the Examiner Premises to the premises leased by Sublessor from Sublessor pursuant to the Sublease

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AGREEMENTS

NOW, THEREFORE, based on the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Sublease shall be and is hereby amended as follows:

1. Examiner Premises.

a. Sublessor hereby leases to Sublessee and Sublessee hereby leases from Sublessor the Examiner Premises, on all of the terms, covenants and conditions of the Sublease, as amended by this Amendment, for the period commencing on July 1, 2015 (the “2nd Floor Commencement Date”) and ending on the Sublease Expiration Date, The parties hereto agree that the rentable square footage of the Examiner Premises for purposes of this Amendment is deemed to be 16,942 rentable square feet. Paragraph 2(c) of the Sublease is hereby amended to provide that the terms of said Paragraph shall apply solely to a termination of the Sublease as to the 3rd Floor Premises and not to the Examiner Premises, with the intent and effect that while Sublessee has the right to terminate the Sublease as to the 3rd Floor Premises in accordance with said Paragraph, the exercise of said right in accordance with the terms and conditions of Paragraph 2(c) will not effect a termination of the Sublease as to the Examiner Premises, and the Sublease shall remain in full force and effect as to the Examiner Premises.

b. Sublessee acknowledges that, as of the commencement date under the Sub-Sublease, Sublessee will occupy the Examiner Premises under the terms of the Sub-Sublease, and that, prior to the 2nd Floor Commencement Date, Sublessee’s rights and obligations with respect to the Examiner Premises are governed solely by the Sub-Sublease. Notwithstanding anything to the contrary in this Paragraph 1(b), if the Sub-Sublease is terminated prior to the 2nd Floor Commencement Date as a result of an uncured default hereunder by Sublessee, Sublessor may declare an Event of Default under the Sublease, and elect to terminate the Sublease based on said Sub-Sublease termination, whereupon Sublessor shall be entitled to pursue its remedies under Paragraph 10 of the Sublease, including, without limitation, the recovery of rent loss damages as if Sublessor had terminated Sublessee’s right to possession of the Examiner Premises as of said date with a prospective rental obligation commencing as of the 2nd Floor Commencement Date.

c. Sublessee covenants and, subject to Sublessor’s obligations under Section l(d)(vi) of the Sublease, agrees to accept delivery of the Examiner Premises on the 2nd Floor Commencement Date in its then “AS IS, WHERE IS” condition.

2. Examiner Sublease.

Subject to the terms of Paragraph 1(b) above, if the Sub-Sublease is terminated prior to the 2nd Floor Commencement Date due to a default by SFNC under the Examiner Sublease, not attributable to a default by Sublessee under the Sub-Sublease, upon vacation of the Examiner Premises by SFNC, the term of the Sublease with respect to the Examiner Premises will be accelerated to be effective as of the date of such termination, and the period from the date of termination of the Sub-Sublease through the 2nd Floor Commencement Date shall be deemed the “Pre Term Period”. All of the terms of the Sublease, as amended hereby, shall be binding on and apply to Sublessee in its occupancy of the Examiner Premises during the Pre Term Period, except that (i) Sublessee shall pay to Sublessor, as Sublease Base Rent, an amount equal to the then prevailing base rent under the Sub-Sublease (the “Interim Rent”), for the period from the

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date of termination of the Sub-Sublease through the date immediately preceding the 2nd Floor Commencement Date. Interim Rent for the first month (or partial month) of the Pre Term Period shall be due and payable on the date of termination of the Sub-Sublease. Thereafter, Interim Rent for the Pre Term Period shall be due and payable, without invoice, Notice or demand therefor, in advance on the first day of each month of Pre Term Period.

3. Sublease Rent.

a. In addition to the monthly Sublease Base Rent payable under the Sublease as in effect prior to this Amendment, effective on the Adjustment Date, Sublessee shall pay Sublease Base Rent for the Examiner Premises as set forth in the following table:

Period	Monthly Base Rent	Annual Base Rent
From the 2nd Floor Commencement Date through the first (1st) anniversary of the 2nd Floor Commencement Date.	$60,002.92 (based on $42.50 per rsf)	$720,035.00
The first day following the first (1st) anniversary of the 2nd Floor Commencement Date through the Sublease Expiration Date.	$61,414;75 (based on $43.50 per rsf)	$736,977.00

4. Operating Expenses.

a. In addition to paying Sublessee’s Share of the total dollar increase in Operating Costs and Taxes with respect to the 3rd Floor Premises in accordance with the Sublease as in effect prior to this Amendment, effective as of the first day of the calendar month following the Adjustment Date (or if said date is the first day of the calendar month, commencing on the Adjustment Date), Sublessee shall pay Sublessee’s Share of the total dollar increase in Operating Costs and Taxes with respect to the Examiner Premises based on the following:

(i)	The Sublease Base Year for the Examiner Premises shall be 2015.

(ii)	Sublessee’s Share for the Examiner Premises shall be 31.72%

b. Without limiting the application of Paragraph 3(i) of the Sublease to the Examiner Premises, Sublessee acknowledges and agrees that the existing server room and operations area in the Examiner Premises currently contain supplemental cooling units, the operation and maintenance of which are outside the standard electrical usage of the Building, and that Sublessee will be responsible for the cost of maintaining and using any supplemental cooling capacity during the term of the term of Sublessee’s occupancy of the Examiner Premises (i.e., whether pursuant to the Sub-Sublease or the Sublease as amended by this Amendment). Any after-hours charge for Building HVAC does not apply to the use of said supplemental cooling units, and the utility cost therefor is passed on directly to Sublessee (as a direct pass through from Landlord).

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5. Work Stations. The parties acknowledge that, pursuant to the provisions of Section 2.b of the Sub-Sublease, SFNC is providing to Subtenant, for Subtenant’s use in the Examiner Premises during the term of the Sub-Sublease, 94 cubicle work stations (with only 91 associated garages) which are the property of Sublessor, and which were made available by Sublessor for SFNC’s use pursuant to the provisions of the Examiner Sublease (the “Work Stations”). As further described in Section 2.b of the Sublease, the Sublessee and SFNC will inspect the Work Stations to compile a list of damage or defects therein and, upon completion of such list (the “Damage List”), the items of repair noted therein shall remain the responsibility of SFNC and shall not be the obligation of Sublessor, Sublessee agrees to accept possession of the Examiner Premises with the Work Stations in place (and neither Sublessor nor SFNC shall be required to remove the same from the Examiner Premises as of the 2nd Floor Commencement Date or the commencement of the Pre Term Period). Sublessor agrees that, from and after the 2nd Floor Commencement Date (or, if applicable, the date of commencement of the Pre Term Period), Sublessee shall have the right to use the Work Stations in the Examiner Premises during the remainder of the term of the Sublease, on an “as is where is” basis, without any representation or warranty of any kind. Sublessor will own and retain all right, title and interest in and to the Work Stations (and Sublessor shall continue to insure the Work Stations) and, at the end of the term of this Sublease, except as hereinafter provided, Sublessee will return the Work Stations to Sublessor in materially identical condition as on the 2nd Floor Commencement Date (or if applicable, the date of commencement of the Pre Term Period), reasonable wear and tear excepted. Sublessor represents and warrants to Sublessee that Sublessor owns the Work Stations free and clear of any claims of third parties. At the expiration of the Sublease Term, Sublessee, at Sublessee’s option, will have the right to purchase all (but not a portion) of the Work Stations for a purchase price of $1.00, in which event Sublessor shall provide Sublessee with a mutually acceptable bill of sale, transferring ownership of the applicable portion of the Work Stations on an “as is” basis (subject to Sublessor’s representation that such transfer is made free and clear of any third party claims or liens). In the event of such purchase by Sublessee, as of the effective date of such purchase, Sublessor shall, at Sublessee’s request, assign to Sublessee any and all rights Sublessor may have to enforce the provisions of the Examiner Sublease in order to require SFNC to complete any then-unfinished items of repair or maintenance to respect to the Work Stations which are the responsibility of SFNC pursuant to the provisions of the Examiner Sublease and the Damage List.

6. Parking, From and after the 2nd Floor Commencement Date (or, if applicable, the commencement of the Pre Term Period), and subject to Landlord’s prior consent in accordance with the terms of the Master Lease, Sublessor shall assign to Sublessee, four (4) of the parking spaces allocated to Sublessor under Section 1.3 of the Original Master Lease, for a total allocation of seven (7) parking passes. Sublessee’s parking rights with respect to said four (4) parking passes shall be subject to Section 1.3 of the Original Master Lease, but as between Sublessor and Sublessee, Sublessor shall not have any of the obligations of “Landlord” set forth in said Section 1.3 of the Original Master Lease.

7. Security System. From and after the date of commencement of the Sub- Sublease and thereafter, through the 2nd Floor Commencement Date (or, If applicable, the date of commencement of the Pre Term Period) and the remainder of the term of the Sublease, Sublessee will be provided the use of Sublessor’s security systems which serves the Examiner Premises, which will be operationally separate from that of Sublessor or Landlord and which Sublessee

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shall maintain, at Sublessee’s expense. Sublessor represents to Sublessee that, as of the Effective Date, said security system is operationally separate from Sublessor’s other security systems, so as to serve only the Examiner Premises. Sublessee shall obtain any security system card keys for access to the Examiner Premises from Landlord, who administers the card keys. During the period of Sublessee’s occupancy of the Examiner Premises, Sublessee shall be responsible for maintaining the security system in good operating order and condition (in accordance with manufacturer’s warranties and specifications, as provided to Sublessee from Landlord or Sublessor) at Sublessee’s sole cost and expense. Sublessee acknowledges that such security system is operationally separate from the access system provided by Landlord to the Building Lobby, and that a separate key card may be required to provide Sublessee access to the Building Lobby (which shall be provided at the expense of Sublessee); provided, however, Sublessor will, in good faith, and at no cost to Sublessor cooperate with Sublessee’s efforts to (i) combine said security system with the security system governing the 3rd Floor Premises which was made available to Sublessee pursuant to the provision s of Section 3(j) of the Sublease and (ii) arrange the issuance of a single card key that provides access to both the Building Lobby and to the 3rd Floor Premises and the Examiner Premises.

8. Insurance; Waiver of Subrogation. The parties hereby acknowledge that references In Section 8 of the Sublease to “Tenant” shall be deemed to be references to “Sublessee”.

9. Assignment and Subleasing.

a. The parties hereby acknowledge that references in the final sentence of Section 11 of the Sublease to “Tenant” shall be deemed references to “Sublessee”.

b. Sublessor agrees that an initial public offering of Sublessee’ s stock on any nationally recognized securities exchange shall not constitute an assignment of Sublessee’s interest in the Sublease for the purposes of Section 11 of the Sublease (the foregoing shall not be deemed to bind Landlord),

10. Alterations. Sublessor acknowledges that, following the date of commencement of the Sub-Sublease, Sublesseor may desire to construct certain improvements or alterations within the 3rd Floor Premises and/or Examiner Premises. Sublessor’s consent to such work will be required, pursuant to the provisions of Section 6.1 of the Master Lease (as incorporated by reference into Sublease); however, Sublessor acknowledges that Sublessor shall have no right to charge any construction coordination fee as described in Section 6.4 of the Master Lease, it being agreed that Landlord would be the only party who has the right to charge such construction coordination fee.

11. Amendment to Sublease,

Paragraph l(c) of the Sublease is hereby amended to provide that the Third Amendment and the Fourth Amendment are deemed excluded from, and are not deemed incorporated into, the Sublease.

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12. Casualty.

a. If a Casualty occurs prior to the 2nd Floor Commencement Date, the terms of Paragraph 9 of the Sublease shall control; provided, however, (i) Sublessee’s right of termination provided in Paragraph 9(a) shall only apply to the 3rd Floor Premises and not to the Examiner Premises unless the Casualty would result in the inability of Sublessee to occupy all or a substantial portion of the Examiner Premises for more than ninety (90) days (in which event the termination right shall apply to the Examiner Premises and the thirty (30) day period for Sublessee to exercise said right of termination shall apply), and (ii) Sublessor shall only elect to terminate the Sublease (including the sublease of the Examiner Premises) as provided in Paragraph 9(a) if and to the extent it is entitled to do so under the Master Lease, and elects to terminate the Master Lease). Nothing herein shall affect Landlord’s right to terminate the Master Lease in the event of a Casualty, and any such termination shall result in an automatic termination of the Sublease, as amended hereby.

b. If a Casualty occurs on or after the 2nd Floor Commencement Date, the terms of Paragraph 9 of the Sublease shall control; provide, however, Paragraph 9(a) is deemed amended to provide that (i) Sublessee’s right of termination hall apply separately to the 3rd Floor Premises and to the Examiner Premises based on the occurrence of the Casualty and/or the material impact on the 3rd Floor Premises and the Examiner Premises, as the case may be, and no Casualty will entitle Sublessee to terminate the Sublease as a whole unless the Casualty materially affects access to and/or occupancy all or a substantial portion of both floors of the Subleased Premises, and (ii) Sublessor shall only elect to terminate the Sublease as provided in Paragraph 9(a) if and to the extent it is entitled to do so under the Master Lease, and elects to terminate the Master Lease.

c. Paragraph 9(b) of the Sublease is hereby amended to provide that Sublessee’s right of termination shall apply separately to the 3rd Floor Premises and to the Examiner Premises, based on whether the taking applies to the 3rd Floor Premises or to the Examiner Premises, provided, however, a taking of the entire Sublease Premises shall result in a termination of the Sublease, and the terms of Section 13.5 of the Original Master Lease shall control as to any award.

13. Certification of Sublease Status.

a. Sublessee represents and warrants that it has not made any assignment, sublease, transfer, conveyance or other disposition of Sublessee’s interest in the Sublease, or any interest therein or in the Subleased Premises, and that no party other than Sublessee has any right to occupy the Subleased Premises, Sublessee further represents and warrants to Sublessor that, as of the Effective Date, to the actual knowledge of Sublessee, (i) there exists no defense or offset by Sublessee to the enforcement of the Sublease by Sublessor; and (ii) subject to the terms of clause (i) above, Sublessor is not in default in the performance of any obligation of Sublessor under the Sublease, nor has any breach on the part of Sublessor occurred which, with the passage of time, or the giving of notice, or both, would constitute a default of the Sublease by Sublessor.

b. Sublessor represents and warrants to Sublessee that, Sublessor has not made any assignment, sublease, transfer, conveyance or other disposition of Sublessor’s interest in the Examiner Premises (other than the Examiner Sublease), and that no party other than SFNC has any current right to occupy the Examiner Premises. Sublessor further represents and

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warrants to Sublessee that, as of the Effective Date, to the actual knowledge of Sublessor, Sublessee is not in default in the performance of any obligation of Sublessee to the Sublease nor has any breach on the part of Sublessee occurred which, with the passage of time or the giving of notice, or both, would constitute a default of the Sublease by Sublessee,

c. Sublessee and each person executing this Amendment on behalf of Sublessee represents and warrants to Sublessor that (i) Sublessee is duly incorporated or formed, as the case may be and validly existing under the laws of its state of incorporation, (ii) Sublessee has the full right, power and authority to enter into this Amendment and to perform all of Sublessee’s obligations under the Sublease as amended hereby, and (iii) each person signing this Amendment on behalf of Sublessee is duly and validly authorized to do.

14. Representations. Sublessor hereby represents and warrants to Sublessee that, as of the Effective Date, (a) the Master Lease is in full force and effect and (b) there exists no Event of Default on the part of Sublessor or, to Sublessor’s actual knowledge, Landlord under the Master Lease and (c) to Sublessor’s actual knowledge, there exists no event, which notice and/or the passage of time, would constitute an Event of Default under the Master Lease.

15. Brokers. Sublessee represents and warrants to Sublessor that Sublessee has negotiated this Amendment directly with Sublessor, through Sublessee’s real estate broker, Avison Young (“AY”), and that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for or on behalf of Sublessee in connection with this Amendment. Sublessee shall indemnify Sublessor for, and hold Sublessor harmless from and against, any and all claims of any person other than AY who claims to have represented Sublessee in connection with this Amendment and all liabilities arising out of or in connection with such claims. Sublessor represents and warrants to Sublessee that Sublessor has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for or on behalf of Sublessor in connection with this Amendment. Sublessor shall indemnify Sublessee for, and hold Sublessee harmless from and against, any and all claims of any person, other than AY, who claims to have represented Sublessor in connection with this Amendment and all liabilities arising out of or in connection with such claims. Sublessee shall pay the commission arising from this Amendment to AY in the amount of $50,826.00, pursuant to a separate written agreement; provided, however, for purposes of Section 11 of the Sublease (which incorporates the terms of Section 14 of the 0riginal Master Lease), said commission shall be deemed a “cost paid by Tenant to procure the subtenant,” and Sublessor authorizes Sublessee to deduct said commission, on an amortized basis over the term of Sublessee’s lease of the Examiner Premises pursuant to this Amendment, from any Sublease Base Rent payable by Sublessee to Sublessor commencing as of the 2nd Floor Commencement Date (i.e., in an amount equal to $2,117.75 per month).

16. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of California,

17. Entire Agreement and Incorporation. This Amendment contains the entire agreement of Sublessor and Sublessee with respect to the subject matter hereof. It is understood that there are no oral agreements between Sublessor and Sublessee affecting the Sublease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations,

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representations, agreements and understandings, if any, between Sublessor and Sublessee and their respective agents with respect to the subject matter hereof, and none shall be used to interpret or construe the Sublease as amended hereby. The parties acknowledge that each party and/or its counsel have reviewed and revised this Amendment and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment.

18. Counterpart. This Amendment may be executed in multiple counterparts, and by each party on separate counterparts, each of which shalt be deemed to be an original but all of which shall together constitute one agreement.

19. Reaffirmation of Sublease. Sublessor and Sublessee hereby acknowledge and agree that the Sublease, as modified by this Amendment, remains in full force and effect. From and after the date hereof, all references in the Sublease to the Sublease shall be to the Sublease as amended hereby, and all references to the Sublease Premises shall be to 3rd Floor Premises and, commencing as of the 2nd Floor Commencement Date or, if applicable, the commencement of the Pre-Term Period, the Examiner Premises. In the event of any inconsistency between the provisions of the Sublease prior to the effectiveness of this Amendment and this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year, first hereinabove set forth.

SUBLESSOR		SUBLESSEE

HS,		LENDING CLUB CORPORATION,
a California corporation		a Delaware corporation

By:	/s/ Eoin Beirne	By:	/s/ Carrie Dolan
Name:	Eoin Beirne	Name:	Carrie Dolan
Its:	Executive Managing Director	Title:	Chief Financial Officer

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EXHIBIT A

EXAMINER PREMISES

FIRST AMENDMENT TO LEASE

[Floors 2 and 3]

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of November 13, 2013 (the “Effective Date”), is entered into by and between FORWARD ONE, LLC, a California limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Tenant”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

Recitals:

A. Landlord and H5, a California corporation (“H5”), entered into that certain Lease Agreement dated December 11, 2007, as amended (the “Original Lease”), pursuant to which H5 leased certain space in the Building, including the entire 2nd floor containing approximately 16,942 rentable square feet (the “2nd Floor Premises”) and the entire 3rd floor containing approximately 18,221 rentable square feet (the “3rd Floor Premises”).

B. H5 and San Francisco Newspaper Company, LLC (the “Examiner”), entered into that certain Sublease dated July 16, 2009 (the “H5-Examiner Sublease”), pursuant to which H5, as sublessor, subleased the 2nd Floor Premises to the Examiner, as sublessee. Landlord consented to the H5-Examiner Sublease pursuant to that certain Consent to Sublease dated July 16, 2009, executed by H5, the Examiner and Landlord (the “Consent to H5-Examiner Sublease”).

C. The Examiner and Tenant entered into that certain Sub-Sublease dated April 17, 2012 (the “Sub-Sublease”), pursuant to which the Examiner, as sub-sublessor, sub-subleased the 2nd Floor Premises to Tenant, as sub-sublessee. Landlord consented to the Sub-Sublease pursuant to that certain Consent to Sub-Sublease dated April 17, 2012, executed by H5, the Examiner, Tenant and Landlord (the “Consent to Sub-Sublease”).

D. HS and Tenant entered into that certain Sublease dated April 15, 2011 (the “H5-Lending Club Sublease”), pursuant to which H5, as sublessor, subleased the 3rd Floor Premises to Tenant, as sublessee. Landlord consented to the H5-Lending Club Sublease pursuant to that certain Consent to Sublease dated April 15, 2011, executed by H5, Tenant and Landlord (the “Consent to H5-Lending Club Sublease”).

E. On May 21, 2013, H5 and Landlord entered into that certain Lease Termination Agreement, pursuant to which Landlord and H5 agreed to terminate the Original Lease.

F. As a result of the termination of the Original Lease and: (i) pursuant to the Consent to H5-Examiner Sublease and the Consent to Sub-Sublease, the Sub-Sublease automatically became a direct lease between Landlord and Tenant based on all of the terms of the Original Lease, except for the financial forms, which were based on the financial terms contained in the Sub-Sublease (the “2nd Floor Direct Lease”); and (ii) pursuant to the Consent to H5-Lending Club Sublease, the H5-Lending Club Sublease automatically became a direct lease between Landlord and Tenant based on all of the terms of the Original Lease, except for the financial terms, which were based on the financial terms contained in the H5 Lending Club Sublease (the “3rd Floor Direct Lease”, and collectively with the 2nd Floor Direct Lease and the Original Lease, the “Lease”).

G. Tenant leases from Landlord certain other space in the Building pursuant to that separate Lease Agreement dated May 17, 2013 (the “11th/12th Floor Lease”).

H. Landlord and Tenant desire to amend the Lease to extend the Term and otherwise to amend the Lease, as set forth below.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1. Extension of Term. The Term of the Lease is extended for a period of two years (the “Extended Term”), commencing on July 1, 2017 and expiring on June 30, 2019.

2. Schedule of Base Rent During Extended Term. During the Extended Term, Tenant shall pay the following Base Rent for the 2nd Floor Premises and the 3rd Floor Premises (consisting of a total of 35,163 rentable square feet):

Term	Annual Base Rent	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
July 1, 2017 - June 30, 2018	$1,582,335 .00	$131,861.25	$45.00
July 1, 2018 - June 30, 2019	$1,617,498.00	$134,791.50	$46.00

3. Tenant’s Work and Construction Allowance.

(a) General. Landlord shall pay to Tenant a “Construction Allowance” of up to $175,815.00 with respect to the 2nd Floor Premises and 3rd Floor Premises, but not exceeding the actual cost of design, permitting and construction of Tenant’s Work (as hereafter defined). Any portion of the Construction Allowance that is remaining after the completion of Tenant’s Work on the 2nd Floor Premises and the 3rd Floor Premises may be used for the performance of Tenant’s Work on any other floor occupied by Tenant in the Building, including any floor occupied by Tenant under the 11th/12th Floor Lease. As used herein, “Tenant’s Work” means any tenant improvements made by Tenant to the Premises (and any other work for which Tenant is allowed to use the Construction Allowance), and “Working Drawings” mean the construction drawings and specifications relating to such Tenant’s Work. Tenant’s Work shall be carried out as Alterations in accordance with the terms of Article 6 of the Lease, and shall be subject to the additional requirements set forth in Section 3 and Sections 5 through 12 of Exhibit B to the 11th/12th Floor Lease (including, without limitation, Landlord’s obligation to respond to Tenant’s Preliminary Plans and Working Drawings in the manner described in Sections 5(a) and 5(b) of Exhibit B to the 11th/12th Floor Lease), which are incorporated herein by reference (with

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references to the 11th Floor Premises and the 12th Floor Premises being deemed references to the 2nd Floor Premises and the 3rd Floor Premises). Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowance), all other work that is: (i) triggered or necessitated under applicable Laws by the work described in the Working Drawings (or any other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to applicable Laws relating to handicap access; and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements.

(b) Applicable Costs. The Construction Allowance may be used only for the following costs: (1) the cost of preparing design and construction documents and mechanical and electrical plans for Tenant’s Work; (2) the hard costs of Tenant’s Work; (3) the cost of obtaining permits for Tenant’s Work; and (4) the fees of Tenant’s project manager, if any, supervising Tenant’s Work. In no event shall the Construction Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant.

(c) Disbursement. Upon the completion of Tenant’s Work, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design and construction of Tenant’s Work; (ii) certification from Tenant’s architect and engineer that all of Tenant’s Work has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all applicable Laws; (iii) a copy of the building permit or job card for Tenant’s Work, showing that Tenant’s Work has been finally approved by the appropriate inspectors; and (iv) any other evidence reasonably required by Landlord indicating that all legal requirements for Tenant’s occupancy of the Premises have been satisfied, that Tenant’s Work has been completed according to the approved Working Drawings and that the cost of all labor and materials has been paid in full. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to fund the Construction Allowance. Landlord shall deduct from the Construction Allowance, prior to disbursement to Tenant, a construction management fee payable to Landlord in the amount of two percent (2%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard costs of Tenant’s Work, and one percent (1%) of any additional hard costs of Tenant’s Work. Landlord shall pay the Construction Allowance to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above). Landlord shall not be required to pay any portion of the Construction Allowance at any time during an Event of Default by Tenant under the Lease. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance.

4. Tenant’s Proportionate Share; Base Year. Tenant shall continue to pay Tenant’s Share of Operating Costs and Taxes through June 30, 2017 in accordance with the 2nd Floor Direct Lease and the 3rd Floor Direct Lease. Commencing on January 1, 2018, Tenant shall pay Tenant’s Share of Operating Costs and Taxes for the 2nd Floor Premises and the 3rd Floor Premises (i.e., 10.88%, calculated as 35,163 ÷ 323,276) over the Operating Costs and Taxes incurred by Landlord for the 2nd Floor Premises and the 3rd Floor Premises in the 2017 calendar year.

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5. Brokers. Each of Landlord and Tenant warrants and represents to the other party that in negotiating the transaction contemplated by this Amendment, neither Landlord nor Tenant, respectively, nor anyone on Landlord’s or Tenant’s behalf, has dealt with any broker or finder who might be entitled to a fee or commission for this Amendment, other than Avison Young - Northern California, Ltd. (“Tenant’s Broker”) and TRI Commercial (“Landlord’s Broker”). Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, demands, liabilities, costs and expenses, including attorneys’ fees, incurred by such other party arising out of or related to any claim for commissions or other compensation made by any other broker or finder based upon any dealings with or statements made by the indemnifying party. Landlord shall pay a commission to Tenant’s Broker and Landlord’s Broker as set forth in separate agreements between Landlord and Tenant’s Broker and Landlord and Landlord’s Broker.•

6. Warranty of Authority. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Amendment and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

7. Contingencies. The effectiveness of this Amendment is subject to the following conditions precedent: (a) Landlord’s and Teachscape, Inc.’s mutual execution of (i) an agreement pursuant to which Teachscape, Inc. agrees to vacate Suite 500 of the Building on or before February 28, 2014 and (ii) a lease by which Teachscape, Inc. leases the 19th and 20th floors of the Building, each in form and substance satisfactory to Landlord in Landlord’s sole discretion; and (b) Landlord’s and Tenant’s mutual execution of a First Amendment to the 11th/12th Floor Lease, in the form attached hereto as Exhibit A.

8. Option to Extend. Any option to extend or renew that is contained in the Lease is hereby deleted in its entirety and superseded by the terms of this Section 8. In addition, Tenant acknowledges and agrees that Section 1.5 of the 11th/12th Floor Lease (regarding the 2nd/3rd Floor Option) is no longer in effect.

(a) Grant of Option. Landlord hereby grants to Tenant one option to extend the Term of the Lease (the “Option”) for an additional term of five years (the “Option Term”). The Option shall be exercisable only by LendingClub Corporation, while it or its Permitted Transferees (and no one else) is the Tenant under the Lease. The Option shall be exercisable only with respect to the entire 2nd Floor Premises and the entire 3rd Floor Premises together, and may not be exercised separately with respect to any floor. The Option is expressly conditioned upon there being no Event of Default by Tenant that is continuing, either at the time the Option is exercised or at the time the Option Term would commence. If Tenant duly exercises the Option, then Tenant’s lease of the Premises during the Option Term shall be on all of the terms and conditions as set forth in the Lease, other than the rate of Base Rent and any other terms that the parties have expressly agreed in writing to modify for the Option Term, except that

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(i) Landlord shall not be obligated to perform, or contribute funds toward the cost of, any remodeling, renovation, alteration or improvement work in the Premises and (ii) Tenant shall have no further options to extend.

(b) Manner of Exercise. Tenant may exercise the Option only by giving Landlord written notice (the “Option Notice”) not later than December 3l, 2018, but not earlier than October 1, 2018. Tenant’s Option Notice must be a definitive election to exercise the Option, and not merely an expression of interest or intent. Once Tenant has given the Option Notice, Tenant shall be obligated to the lease the Premises for the Option Term. If Tenant fails to exercise the Option on or before December 31, 2018, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

(c) Terms and Rent. If the Option is exercised, then the Base Rent during the Option Term shall be the Fair Market Rent for the Premises, as determined below. The term “Fair Market Rent” means the average annual rental, expressed as a rate per rentable square foot, that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for comparable space in Comparable Buildings (defined below), as evidenced where possible, by signed leases that commence or are to commence within six months prior to or within six months after the commencement of the Option Term (“Comparison Leases”). Comparison Leases shall not include subleases. Rental rates payable under Comparison Leases shall be appropriately adjusted to account for variations between the Lease and the Comparison Leases with respect to: (i) the length of the Option Term compared to the lease term of the Comparison Leases; (ii) the rental structure, including whether gross, industrial gross or net, and if gross, the applicable base year and pass-throughs; (iii) the size, floor level, view and other physical characteristics of the Premises compared to the size, floor level, view and other physical characteristics of the premises under the Comparison Leases; (iv) free rent, the cost of landlord build-outs and/or tenant improvement allowances; and (v) any other relevant factors, terms and conditions, including but not limited to tenant’s use and credit worthiness. As used herein, “Comparable Buildings” means similar “Class A” office buildings in the San Francisco South Financial District, which is the area bounded by Market Street (including both sides of Market Street), Fifth Street, Folsom Street and the Embarcadero.

(d) Determination of Fair Market Rent. The Fair Market Rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within 30 days after Tenant’s exercise of the Option, then Fair Market Rent shall be determined pursuant to the procedure set forth in Section 8(e) and Section 8(f) below.

(e) Landlord’s Initial Determination. If the parties are unable mutually to agree upon the Fair Market Rent pursuant to subpart(d), then the Fair Market Rent initially shall be determined by Landlord by written notice (“Landlord’s Notice”) given to Tenant promptly following the expiration of the 30-day period set forth in Section 8(d). If Tenant disputes the amount of Fair Market Rent set forth in Landlord’s Notice, then, within 30 days after Tenant’s receipt of Landlord’s Notice, Tenant shall send Landlord a written notice (“Tenant’s Notice”) which clearly (i) disputes the Fair Market Rent set forth in Landlord’s Notice, (ii) demands arbitration pursuant to Section 8(f), and (iii) states the name and address of the person who shall act as arbitrator on Tenant’s behalf. Tenant’s Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If

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Tenant does not give Tenant’s Notice within 30 days after the date of Landlord’s Notice, or if Tenant’s Notice fai1s to contain all of the required information, then the Fair Market Rent shall be the amount specified in Landlord’s Notice. If the arbitration is not concluded prior to the commencement of the Option Term, then Tenant shall pay Base Rent at 105% of the rate payable immediately prior to the commencement of the Option Term. If the Fair Market Rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten days after the determination of Fair Market Rent.

(f) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure:

(1) Each arbitrator must be an active commercial real estate broker with at least ten years of full-time experience who is familiar with the Fair Market Rent of Comparable Buildings. Within 20 days after Tenant’s Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf.

(2) Landlord’s arbitrator and Tenant’s arbitrator shall meet within 30 days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in subparagraph 1 above. If the two arbitrators are unable to agree upon the third arbitrator within 15 days after their first meeting, then the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator after attempting to do so for 15 days, then the third arbitrator shall be appointed by the San Francisco office of JAMS. Each party shall pay the fees and expenses of its respective arbitrator and the party who does not prevail in such arbitration shall pay the fees and expenses of the third arbitrator. Each party shall pay its own attorneys’ fees and costs of witnesses.

(3) The three arbitrators shall determine the Fair Market Rent in accordance with the following procedures. Each of Landlord’s arbitrator and Tenant’s arbitrator shall state, in writing, his or her determination of the Fair Market Rent for each year of the Option Term, supported by the reasons thereof, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed Fair Market Rent schedules within 30 days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such 30-day period, and fails to do so within seven days after written notice from the other party to such arbitrator and the party on whose behalf such arbitrator is acting (i.e., Landlord or Tenant, as the case may be), then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two 5-year rent schedules proposed by the first two arbitrators more closely approximates his or her own determination of the Fair Market Rent and, in making such determination, shall have the right to make inquiries of and consult with the other arbitrators. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final

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and binding upon the parties; provided, however, that if the first two arbitrators independently arrive at the same 5-year schedule of Fair Market Rent, then that rent schedule shall be the Fair Market Rent for the Option Term. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the Fair Market Rent; such arbitrators shall independently arrive at their proposed determinations of the Fair Market Rent.

(4) The arbitrators shall render their decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(g) Renewal Amendment. If Tenant exercises the Option, then promptly following the determination of the Base Rent payable during the Option Term, Landlord shall prepare an amendment to the Lease (the “Renewal Amendment”) to reflect the extension of the Term pursuant to the Option. Tenant shall use its best efforts to execute and return the Renewal Amendment to Landlord within 20 days after Tenant’s receipt of same, but an otherwise valid exercise of the Option shall be fully effective whether or not the Renewal Amendment is executed.

9. SNDA. No later than 30 days after the mutual execution and delivery of this Amendment, Landlord shall deliver to Tenant a subordination, nondisturbance and attornment agreement (“SNDA”) from Landlord’s current Mortgagee pursuant to which (i) the Lease is subordinated to the lien of such Mortgagee’s Encumbrance and (ii) the Mortgagee agrees not to disturb or interfere with Tenant’s possession of the Premises or rights under the Lease so long as there is no Event of Default on the part of Tenant. Tenant agrees that the form of SNDA attached here.to as Exhibit B is acceptable to Tenant.

10. Cross-Default. Any Event of Default under the Lease shall constitute an Event of Default under any other lease under which Tenant occupies space in the Building, and any Event of Default under any other lease under which Tenant occupies space in the Building shall constitute an Event of Default under the Lease.

11. Miscellaneous. Except as amended by this Amendment, the Lease has not been amended or modified and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. Each party agrees that, to such party’s actual knowledge as of the date of this Amendment, the other party is not in default under any term or condition of the Lease. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matter hereof and, except for the Lease, supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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Counterpart signature pages may be detached from separately delivered counterparts of this Amendment and attached to other, identical counterparts of this Amendment, or to a version of this Amendment that is identical to that from which the signature page was detached, in order to create a fully executed original version of this Amendment. Faxed and emailed signature pages shall be deemed originals for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:			TENANT:

FORWARD ONE, LLC, a California limited liability company			LENDINGCLUB CORPORATION, a Delaware corporation

By:	Forward Time Corporation,
	a California corporation		By :	/s/ Carrie Dolan
Its:	Manager			Carrie Dolan, Chief Financial Officer

	By:	/s/ Belinda Zen
Belinda Zen,
President

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